                            SCHEDULE 14A INFORMATION



                 CONSENT SOLICITATION PURSUANT TO SECTION 14(A)


            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Check the appropriate box:


[ ]  Preliminary Consent Solicitation           [ ]  Confidential, for Use of the Commission
                                                Only

[X]  Definitive Consent Solicitation            (as permitted by Rule 14c-5(d)(2))


                      DAMSON/BIRTCHER REALTY INCOME FUND-I
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                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                            DAMSON/BIRTCHER PARTNERS
                               27611 LA PAZ ROAD
                        LAGUNA NIGUEL, CALIFORNIA 92656

                           TO THE LIMITED PARTNERS OF
                    DAMSON/BIRTCHER REALTY INCOME FUND -- I

                              (THE "PARTNERSHIP")



                                                               February 18, 1997


Dear Limited Partner:


     We are very pleased to present the enclosed Consent Solicitation to the limited partners of the Partnership. This Consent Solicitation is, in many ways, a follow-up to the 1993 Solicitation, in which the Partnership sought and received the limited partners' consent to a comprehensive proposal to prepare the Partnership's properties for sale. Pursuant to that proposal the Partnership began the liquidation process.



     Now, the Partnership is seeking the consent of the limited partners to dissolve the Partnership and sell and liquidate all of its remaining properties. The proposal to dissolve the Partnership is discussed in more detail in the Consent Solicitation under "Summary of Proposal" and "Description of Proposal."



     Accompanying the Consent Solicitation is the Partnership's Form 10-K for the year ended December 31, 1995 and its most recent Form 10-Q for the quarter ended September 30, 1996.


     We urge you to read the enclosed document carefully and to return your signed consent as quickly as possible to The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201. For your convenience a postage-paid return envelope has been included. If you have any questions about the enclosed material, please call The Herman Group, Inc., at 1 (800) 657-8814.

                                          Very truly yours,

                                          DAMSON/BIRTCHER PARTNERS


                                          By: /s/  Arthur Birtcher



                                          By: /s/  Richard Wollack


                             YOUR VOTE IS IMPORTANT


     Please sign and date the enclosed Consent Card and return it immediately so that your vote can be counted.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I
                               27611 LA PAZ ROAD
                      LAGUNA NIGUEL, CALIFORNIA 92627-0009

                         ------------------------------


                              CONSENT SOLICITATION


                               FEBRUARY 18, 1997


                         ------------------------------

                                  INTRODUCTION


     This Solicitation of written consents (the "Consent Solicitation") is furnished by Damson/Birtcher Partners, the general partner (the "General Partner") of Damson/Birtcher Realty Income Fund-I, a Pennsylvania limited partnership (the "Partnership"), in connection with the Partnership's solicitation of consents from the Partnership's limited partners (the "Limited Partners") to dissolve the Partnership and sell and liquidate all of its remaining properties (collectively, the "Dissolution"). If the Dissolution is consented to by a majority in interest of the Limited Partners as described herein, the Partnership's remaining properties will be sold and liquidated as soon as is practicable, consistent with obtaining reasonable value for the properties, and the net proceeds will be distributed to the Limited Partners. For the reasons discussed below, the General Partner recommends that the Limited Partners consent to the Dissolution.



     This Consent Solicitation, and the enclosed consent form (the "Consent"), are first being mailed to the Limited Partners on or about February 18, 1997.


                           DESCRIPTION OF DISSOLUTION

BACKGROUND AND REASONS FOR DISSOLUTION

     The Partnership was organized in 1984 for the purpose of acquiring, operating and ultimately selling or disposing of its properties. The Partnership's original investment objectives contemplated that the properties would be held for at least five years, with decisions about the timing of eventual property sales or other dispositions to be left to the General Partner's discretion based on the anticipated economic benefits of continued ownership and other factors. Subsequent changes in the federal tax laws, however, made real estate less attractive to many previously active purchasers, including REITs and pension funds, and lenders such as savings and loans, commercial banks and insurance companies. As a result, the amount of capital investment in real estate began to decline sharply in 1988. Overbuilding in many markets, the general recessionary economy in the United States throughout 1990 and 1991 and subsequent corporate downsizing further contributed to the imbalance of supply and demand for commercial and industrial properties. In addition, rapid expansion of new retail formats such as discounters and "category-killers" depressed the value of neighborhood retail shopping centers. The combined effect of these factors resulted in significant reductions in real estate values in many geographic areas.

     Instead of selling the Partnership's properties at what appeared to be the bottom of the market, in May 1993, the General Partner solicited the Limited Partners' consent (the "1993 Solicitation") to a series of amendments to the Partnership's Amended and Restated Partnership Agreement (the "Partnership Agreement") as part of a comprehensive proposal to prepare the Partnership's properties for sale based on the General Partner's expectations regarding possible improvements in market conditions. The 1993 Solicitation, which was approved by the Limited Partners, mandated that the General Partner seek a vote of the Limited

Partners regarding the liquidation of the Partnership in the event that properties representing at least one-half of the aggregate appraised values of all Partnership properties as of January 1, 1993 were not sold (or under contract for sale) by the end of 1996. The General Partner agreed that, in conjunction with the vote, it would provide an analysis and recommendation regarding the advisability of liquidating the Partnership.


     Since the adoption of the 1993 Solicitation, the Partnership has sold Arlington Executive Plaza ("Arlington") in Arlington Heights, Illinois, but it continues to own six other properties shown in the table on page 6. Since the Partnership will not have satisfied the requirements of the 1993 Solicitation to sell half of its properties by the end of 1996, in accordance with the 1993 Solicitation mandate, the General Partner is soliciting the Limited Partners' consent to the Dissolution.


     At the time of the 1993 Solicitation, the General Partner believed that local conditions in the markets in which the Partnership's properties are located could be expected to improve sufficiently to sell a substantial portion of the properties in the ensuing three years. Since the adoption of the 1993 Solicitation, the General Partner has considered several preliminary indications of interest from third parties to acquire some or all of the Partnership's properties. Apart from the recent sale of Arlington, however, these transactions never materialized, primarily because the General Partner rejected as too low the valuations of the Partnership's properties proposed by the potential purchasers. The General Partner believes that the low valuations stemmed primarily from the scarcity of institutional buyers, ongoing liquidations by the Resolution Trust Corporation of the property portfolios of failed savings and loans and thrift institutions, which contributed to an oversupply of properties in certain markets, and differing expectations regarding the recovery from generally weak economic conditions in the markets in which the properties are located. Until recently, these markets had not recovered significantly from the conditions that existed at or about the time of the 1993 Solicitation.


     The General Partner believes that over the past three years attempts to liquidate the Partnership's properties would have been likely to achieve no more than "fire sale" prices, for at least some of the properties. Recently, however, the Partnership was able to sell Arlington at a price slightly in excess of its most recent appraised value, and the General Partner believes that the gradual turnaround in effective rental rates for commercial and industrial properties in many markets in the recent past is beginning to be reflected in higher property values for the Partnership's portfolio. Occupancy and rental rates appear to be stabilizing or improving, as reflected in the increase in leased space in the Partnership's remaining properties during 1996 as shown in the table on page 6. Moreover, institutional money has begun to flow back into real estate investments as pension funds and real estate investment trusts have become more active buyers. In the General Partner's view, the Dissolution is warranted by the current, more favorable environment and the mandate of the 1993 Solicitation that the General Partner consider a liquidation of the Partnership at this time. The General Partner also is mindful that the Partnership has continued well beyond the period anticipated by its original investment objectives, and it does not foresee any significant short-term, inflationary increases in real estate prices generally, or in the values of the Partnership's properties, in particular, that might justify postponing the Dissolution.



     For the foregoing reasons, the General Partner believes that it is in the best interests of the Partnership and the Limited Partners to dissolve the Partnership and seek to sell and liquidate the remaining Partnership properties and wind up the Partnership. In the meantime, the Partnership would continue to operate largely as it has in the past and to make quarterly distributions to the Limited Partners as cash flow permits. Attached as Exhibit A to this Consent Solicitation is a schedule showing the historical distributions to the Limited Partners.


EFFECTS OF THE DISSOLUTION

     The Dissolution does not alter the Partnership's original investment objectives or change the voting or economic rights of the Limited Partners. Under the Pennsylvania Revised Uniform Limited Partnership Act, a limited partnership may be dissolved at the time or upon the happening of events specified in its partnership agreement. The Partnership Agreement provides that the Partnership shall be dissolved upon the vote or written consent of Limited Partners who own a majority in interest of the outstanding limited partner interests

("Interests") in the Partnership. Under the terms of the Partnership Agreement and applicable law, upon dissolution of the Partnership the General Partner is to take full account of the Partnership's assets and liabilities, liquidate the Partnership's remaining assets and apply and distribute the liquidation proceeds in the order specified in the Partnership Agreement. See "Liquidation and Winding Up" below. During the winding up process, the Partnership's legal existence would continue solely for purposes relating to the liquidation and winding up.


     Neither the Partnership Agreement nor Pennsylvania law provides for a specified period of time for completing the liquidation and winding up of the Partnership. If the Dissolution is consented to by the requisite number of Limited Partners, the General Partner would be authorized and directed to carry out the sale or other disposition of all of the Partnership's properties as soon as is practicable, consistent with selling the Partnership's properties to the best advantage under the circumstances. In so doing, the General Partner would continue to have broad discretion to manage the business and affairs of the Partnership and the winding up process and to determine the timing, terms and conditions of property sales and other dispositions. Upon the dissolution and completion of the winding up process, the Partnership will file a certificate of cancellation with the Pennsylvania Department of State and will be terminated. There are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the Dissolution.


     Arlington was sold by the Partnership in November 1996 for $3,041,250. It had been appraised as of January 1, 1996 at a value of $2,860,000. The Partnership realized approximately $2,699,000 from the sale, of which approximately $1,500,000 was distributed to the Limited Partners in December 1996, approximately $700,000 was used to retire Partnership indebtedness and approximately $500,000 was used to replenish capital reserves. The General Partner did not receive a property disposition fee or other compensation or distribution in connection with the Arlington sale.


     There can be no assurance as to the prices at which the Partnership's remaining properties can be sold or disposed of, or as to the amount of net proceeds that will be available for distribution to the Limited Partners. The aggregate appraised value of the Partnership's remaining properties as of January 1, 1996 was approximately $37,530,000 as reflected in the table on page
6. The appraisals of the properties are a year old, however, and current appraised values may differ. (The properties are in the process of being appraised as part of the usual annual appraisal process. The results of these appraisals will be reported in the Partnership's annual report, which will be mailed to you at the end of April 1997.) Further, sales prices may differ from appraised values because of several factors, including the leasing and operating status of each property and local market conditions. If the Dissolution is consented to by the Limited Partners, among the strategies the General Partner will consider to accomplish the Dissolution is a sale of the Partnership's portfolio in a single transaction, or a sale of some or all of the Partnership's properties in a "package" with properties of affiliated partnerships. Such sales would most likely result in a lower aggregate sale price, but more rapid distribution of Dissolution Proceeds to the Limited Partners, as compared to a series of individual property sale transactions.


     Although there have not been a significant number of comparable sales within the last twelve months, based on recent offers, input from commercial real estate brokers in the local markets, and other indications of interest from third parties, and on the appraised value of the Partnership's remaining properties, the General Partner anticipates that the properties could be sold for an aggregate price ranging from approximately $32,000,000 to $39,000,000, depending upon, among other things, whether the properties are sold quickly as a portfolio to a single purchaser or if the properties are sold individually or in groups of assets over a more extended period of months or years. Assuming, for purposes of illustration, that the remaining properties were sold all at once for an aggregate price equal to their appraised value as of January 1, 1996, the General Partner believes that approximately $32,200,000 (the "Dissolution Proceeds") of such amount would be available for distribution after deducting estimated fees and expenses of the sale and repayment of related indebtedness, which currently are anticipated to total approximately $5,300,000 (the "Selling Expenses"). The estimated Dissolution Proceeds do not take into account any operating expenses or any net income or net loss of the Partnership for any period prior to the time the remaining properties are sold, which could affect the amount of Dissolution Proceeds actually available for distribution to the Limited Partners.

     The Dissolution Proceeds would be distributed to the Limited Partners. Assuming Dissolution Proceeds of $32,200,000, for each $1,000 invested in the Partnership, the Limited Partners would receive out of the Dissolution Proceeds approximately $332 (the "Distribution Per Interest"). This compares favorably to recent prices at which Interests have traded in the limited secondary market for the Interests and to prices offered in recent third-party tender offers for Interests. Certain information regarding these prices is attached as Exhibit B to this Consent Solicitation. Assuming the Selling Expenses remain fixed, and without giving effect to any operating expenses or net income or net loss of the Partnership for any period prior to the sale of the remaining properties, each such $1,000 investment by the Limited Partners would entitle the Limited Partner to receive Dissolution Proceeds of approximately $10 more or less than the Distribution Per Interest for each $1,000,000 increment that actual Dissolution Proceeds exceed or are less than $32,200,000. See "Interest of the General Partner in the Dissolution" below.



     The foregoing estimates are presented for the Limited Partners' reference only and should not be relied upon in determining whether to consent to the Dissolution. The estimates are based on a variety of assumptions relating to the remaining properties, general business and economic conditions and other matters, which are subject to significant uncertainties and contingencies, many of which are beyond the Partnership's control. Such estimates are inherently imprecise and there can be no assurance that they will be realized. They also do not give effect to the operating expenses or net income or net loss of the Partnership for any period prior to the time the remaining properties are sold, which could affect the amount of Dissolution Proceeds available for distribution. For these reasons, the actual proceeds to be received by the Limited Partners may vary materially from the Distribution Per Unit, and therefore possibly be substantially less.


     The timing of the Limited Partners' receipt of any Dissolution Proceeds will depend on when a sale or other disposition of the Partnership's properties can be completed, which cannot be predicted. As has been true in the past, the timing and manner (e.g., bulk-sale versus individual property sales) of any sales of properties will be determined by the General Partner in its discretion, based on its assessment of the benefits to the Limited Partners of holding the properties versus an immediate sale, including the availability of prospective buyers as well as other factors. There is no current agreement or understanding to sell or dispose of any property, and there can be no assurance as to when any or all of the remaining Partnership properties can be sold or disposed of or when any Dissolution Proceeds will actually be distributed. The General Partner will endeavor to distribute funds as expeditiously as possible after any sale.

LIQUIDATION AND WINDING UP

     Pursuant to the Partnership Agreement, if the Dissolution is consented to by the requisite number of Limited Partners, the General Partner is to take full account of the Partnership's assets and liabilities, liquidate the Partnership's assets and discharge or make adequate provision for the liabilities of the Partnership in the following order:

          (a) First, all Partnership debts and liabilities to persons other than partners;

          (b) Second, all Partnership debts and liabilities to the Limited Partners;

          (c) Third, all such debts and liabilities to the General Partner;

          (d) After all such liabilities have been either discharged or adequately provided for, to the Partners, in proportion to their "Adjusted Capital Accounts" (as defined in the Partnership Agreement), after giving effect to all contributions and distributions and reallocations for all periods, including the period during which such distribution occurs; and

          (e) the balance, if any, 99% to the Limited Partners and 1% to the General Partner.


     It is not anticipated that the General Partner will receive any of the proceeds from the Dissolution. The General Partner is not aware of any liabilities or obligations of the Partnership, contingent or otherwise, except as set forth on the Partnership's balance sheet included as part of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (a copy of which accompanies this Consent Solicitation and is incorporated herein by reference) and liabilities and obligations incurred since September 30, 1996 in the ordinary course of the Partnership's business.

     Upon approval of the Dissolution, the General Partner will use its best efforts to accomplish a sale or other disposition of the Partnership's remaining properties upon terms and conditions which the General Partner deems consistent with obtaining fair value for the properties. Although none of the terms of the sale of the Partnership's remaining properties can be determined at present, the General Partner currently intends not to sell or dispose of the remaining properties except for cash or cash equivalents. If necessary or appropriate, however, the Partnership may extend seller financing in connection with the sale of one or more properties in the form of secured promissory notes from the buyers. Market conditions permitting, the General Partner would seek to complete the liquidation (including the establishment of a liquidating trust to distribute the proceeds of any promissory notes received from buyers) within a reasonable period of time; however, there will be no specified period of time for completing the winding up process.

CERTAIN CONSIDERATIONS


     The General Partner cannot predict when any of the Partnership's properties can be sold or disposed of, or when the eventual liquidation will occur, nor can the General Partner estimate the amount of Dissolution Proceeds that will be available to distribute to the Limited Partners upon the sale or other disposition of the Partnership's remaining properties and completion of the liquidation. Moreover, there can be no assurance that the properties will be sold or disposed of at a price equal to their appraised value or that the value of the properties will not increase after they are sold or disposed of by the Partnership.


     In considering whether to approve the Dissolution, the Limited Partners should bear in mind that the General Partner has broad discretion to manage the business and affairs of the Partnership. If the Dissolution is not adopted, the General Partner intends to continue to manage the Partnership and its properties substantially as they are currently being managed and to continue to entertain and consider indications of interest from third parties to acquire all or a portion of the Partnership's properties. There can be no assurance that the Dissolution will result in greater returns to the Limited Partners than a continuation of the Partnership and eventual sale or disposition of its properties at a later time.


     For the three years beginning January 1, 1993, the General Partner received an annual asset management fee from the Partnership equal to 0.75% of the aggregate appraised value of the Partnership's properties. As mandated by the 1993 Solicitation, the fee was reduced by 10 "basis" points (e.g., from 0.75% to 0.65%) beginning January 1, 1997 and will be reduced 10 "basis" points for each year thereafter until the liquidation of the remaining properties is completed.


     In seeking to sell or dispose of the Partnership's remaining properties if the Dissolution is approved, the General Partner does not intend to place any restrictions on indications of interest it may solicit from third parties in connection with the Dissolution. The Limited Partners are advised in this regard that, because of the General Partner's long-standing experience with the Partnership properties, transactions may be structured that provide that the General Partner or its affiliates agree to continue managing the Partnership's properties following their sale, to make or retain an investment interest in the properties, or otherwise to participate or be involved in a transaction entered into pursuant to the Dissolution.

     If the Limited Partners consent to the Dissolution, they also will be deemed to have consented to any transaction that may be undertaken to accomplish the liquidation and winding up of the Partnership and will not be entitled to approve or disapprove of any such transaction, including transactions which may involve the General Partner's participation or involvement. However, a "Reorganization Transaction" (as defined in the Partnership Agreement) sponsored by the General Partner or its affiliates would continue to require approval of 80% in interest of the Limited Partners. There is no current agreement or understanding with respect to any Reorganization Transaction.

     Neither Pennsylvania law nor the Partnership Agreement provides the Limited Partners with any right to dissent from, or seek an independent appraisal of, the value of the Partnership or its assets. Thus, the Limited

Partners will be bound to accept the consideration upon the sale of the Partnership's properties if the Dissolution is consented to by the Limited Partners.

RECOMMENDATION OF THE GENERAL PARTNER

     THE GENERAL PARTNER BELIEVES THAT THE DISSOLUTION IS IN THE BEST INTERESTS OF THE LIMITED PARTNERS AND RECOMMENDS THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION.

                             PARTNERSHIP PROPERTIES

     The following table sets forth certain information with respect to the Partnership's remaining properties:

                                                                         PERCENTAGE
                                                                           LEASED
                                                                        -------------      APPRAISED
                                                                                             VALUE
                                                                        SEPTEMBER 30,     -----------
                                                     GROSS LEASABLE     -------------     JANUARY 1,
                     PROPERTY                        AREA (SQ. FT.)     1996     1995        1996
---------------------------------------------------  --------------     ----     ----     -----------
Certified Distribution Center(1), Salt Lake City,
  UT...............................................      312,260        100%     100%     $ 9,250,000
The Cornerstone, Tempe, AZ.........................      117,688         56%      58%     $ 9,120,000
Ladera-I Shopping Center(2), Albuquerque, NM.......       89,544         95%      93%     $ 6,260,000
Oakpointe(3), Arlington Heights, IL................       96,213        100%      76%     $ 7,700,000
Terracentre, Denver, CO............................       95,723         68%      65%     $ 2,500,000
Washington Technical Center, Seattle, WA...........       50,973         94%      96%     $ 2,700,000
                                                         -------        ---      ---      -----------
          Total....................................      762,401         88%      85%     $37,530,000
                                                         =======        ===      ===      ===========

---------------

(1) This property is leased to a single tenant, whose lease expires in late 1997. The General Partner is in the process of negotiating a renewal of the lease, but there can be no assurance as to whether, or on what terms, it will be renewed.


(2) Approximately 13,000 square feet (14.5% of the gross leasable space) has been vacant since April 1995. The lessee (Walgreens) continues to pay rent under the lease, which expires in October 1998.



(3) Approximately 11,360 square feet (or 11.8% of the gross leasable space) of this property has been vacant since March 1995. The lessee (NCR) continues to pay the rent under the lease, which expires in May 1998.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     As stated above, if the Dissolution is consented to by the Limited Partners, the General Partner will seek to sell and liquidate the Partnership's remaining properties and distribute the proceeds to Limited Partners after payment of certain expenses and priority items as described above under "Description of Dissolution - Liquidation and Winding Up." Such sale and distribution will result in certain federal income tax consequences described below. Section references below are to the Internal Revenue Code of 1986, as amended (the "Code").

IN GENERAL

     As long as the Partnership is treated as a partnership for federal income tax purposes, it will not be subject to federal income tax. Rather, each Limited Partner and the General Partner is required to report on his or her own federal income tax return its share of the Partnership items of income, gain, loss, deduction and credit, including amounts realized on the sale of the Partnership's properties. Accordingly, each Limited Partner may be subject to tax on its distributive share of Partnership income regardless of whether the Limited Partner receives any cash distribution. Each Limited Partner's basis in its Interest is increased by the amount by which the Limited Partner's distributable share of income exceeds any distributions made or deemed to be made (e.g., as a result of the reduction of his or her share of partnership liability) to it during such year.

LOSS OR GAIN FROM SALE OF PARTNERSHIP PROPERTY

     Partnership real property and depreciable property used in the Partnership's business (which is not held for sale to customers in the ordinary course of business) and held more than one year is "section 1231 property." Losses realized by the Partnership from the sale of section 1231 property generally will constitute "passive activity losses" with respect to a Limited Partner, other than certain Limited Partners eligible to treat all of their rental real estate activities as a single activity. Passive activity losses generally can only offset passive activity income; however, upon completion of the liquidation of the Partnership if the Dissolution is consented to by the Limited Partners, the Limited Partner's share of any losses from the Partnership previously suspended pursuant to the passive activity loss rules may be used, first, to offset the gain, if any, realized as a result of the liquidation and, then, to offset certain taxable income from other sources.

     If realized, any gain will be "section 1231 gain" except as to depreciation subject to recapture under section 1245 of the Code and rent recapture under section 467 of the Code. A Limited Partner's share of any section 1231 gain from the Partnership in any year will first offset any current passive activity losses and suspended passive activity losses from the Partnership and other passive activities of the Limited Partner; any excess will be combined with any other section 1231 gains or losses (exclusive of passive activity losses) incurred by the Limited Partner from such Limited Partner's other investments. Since the Partnership's properties were originally acquired without the use of mortgage loans or other leverage for prices that substantially exceeded their most recent appraised values, it is anticipated that any section 1231 gain realized from the sale of a single Partnership property will be offset by losses realized from the sale of other Partnership properties. If the section 1231 gains exceed the section 1231 losses, such net gains will be treated as long-term capital gains. However, a Limited Partner's net section 1231 gains will be treated as ordinary income (rather than capital gain) to the extent of such taxpayer's net section 1231 losses within the preceding five years.

     The distribution of cash to a Limited Partner pursuant to the Dissolution may give rise to taxable loss (or gain), with the amount of taxable loss (or gain) realized equal to the difference between (i) the amount of cash received plus such Limited Partner's share of any reduction of Partnership liabilities and (ii) the tax basis of its Interest.

     Loss (or gain) realized on the liquidation will be treated as capital loss (or gain), and will be long-term if the Limited Partner has held its Interest for more than one year when the liquidation of the Partnership is consummated. Capital losses generally are deductible only to the extent of capital gains plus, in the case of a non-corporate Limited Partner, up to $3,000 of ordinary income. Capital losses realized upon the liquidation may be utilized to offset capital gains from other sources and may be carried forward, subject to applicable limitations.

     The foregoing is a summary only, and special considerations may be applicable to particular types of Limited Partners. Each Limited Partner is advised to consult its own tax advisor regarding the specific tax consequences of the Dissolution, under the federal income tax laws, as well applicable state, local, foreign or other tax laws not discussed herein.

                   CONSENT REQUIREMENTS AND WRITTEN CONSENTS

RECORD DATE


     The General Partner has fixed 5:00 P.M. Eastern Time on February 15, 1997, three days before the date this Consent Solicitation is first being mailed to the Limited Partners, as the record date (the "Record Date") for determining the Limited Partners entitled to notice of and to act on the Dissolution. As of the close of business on the Record Date, the General Partner anticipates that there will be approximately 9,960 Limited Partners of record.


COMPLETION OF CONSENTS; DEADLINE FOR CONSENTING


     A form of written consent (the "Consent") accompanies this Consent Solicitation. Under the terms of the Partnership Agreement, the deadline for consenting may not be less than 10 nor more than 50 days following the mailing to the Limited Partners. EACH LIMITED PARTNER IS URGED TO COMPLETE, SIGN, DATE AND RETURN THE CONSENT BY NOT LATER THAN APRIL 7, 1997 (THE "CONSENT DEADLINE"), WHICH IS THE DATE 50 DAYS FOLLOWING THE MAILING OF THIS CONSENT SOLICITATION. This date may be extended from time to time by the General Partner in its discretion until not later than December 31, 1997, subject to applicable requirements to update this Consent Solicitation.



     A postage-paid, pre-addressed envelope has been provided for the Limited Partners' convenience in returning Consents. Completed Consents should be returned as soon as possible to The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201. Limited Partners may also return their Consents to the General Partner, c/o The Herman Group, Inc. via facsimile at 214-999-9323; Attention: Birtcher Partnerships. Consents may be marked either "FOR," "AGAINST," or "ABSTAIN" with respect to the Dissolution. If a Limited Partner fails to return a Consent, or returns a Consent marked "ABSTAIN," it will have the same effect as a disapproval of the Dissolution. If a Consent is returned signed, but not marked "AGAINST" or "ABSTAIN," the Limited Partner will be deemed to have consented to the Dissolution. THE GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS VOTE "FOR" AND CONSENT TO THE DISSOLUTION.


APPROVAL OF DISSOLUTION

     The Dissolution will be approved if consented to by the Consent Deadline by a majority in interest of the Limited Partners as determined based upon the Partnership's total original "Invested Capital" (as defined in the Partnership Agreement) of $97,198,135.

REVOCATION OF CONSENTS

     A Consent may be revoked by a Limited Partner by delivery to the General Partner of a subsequent writing revoking the Consent. The writing must bear a later date than the previously executed Consent and must be signed by the Limited Partner. To be effective, any such revocation must be received by The Herman Group, Inc. or the General Partner, as described above, on or before the Consent Deadline or such earlier date as of which the Dissolution shall have been consented to by the requisite number of Limited Partners.

EXPENSES OF SOLICITATION


     The Partnership will bear all expenses of the solicitation of Consents, whether or not the Dissolution is approved. After this Consent Solicitation is mailed to the Limited Partners, Consents may be solicited by means of the mails, facsimile transmissions, telephone or telegraph by the General Partner and its general partners, as well as by their respective partners, regular employees and affiliates, none of whom will receive any special or additional compensation for their services. The Partnership has retained The Herman Group, Inc., an independent solicitation firm, to aid in the solicitation of Consents. The cost to the Partnership of doing so is currently estimated to be $162,000.



     The General Partner will request brokers, nominees and other fiduciaries and custodians who hold Interests in their names to furnish this Consent Solicitation and any accompanying materials to the beneficial owners of such Interests. The Partnership will reimburse such persons, if requested, for their reasonable fees and expenses incurred in complying with this request.


     IF YOU ARE A LIMITED PARTNER ON THE RECORD DATE, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING CONSENT IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE, BUT IN ANY EVENT PRIOR TO THE CONSENT DEADLINE.

               INTEREST OF THE GENERAL PARTNER IN THE DISSOLUTION

GENERAL

     Under subsection 9.1.9 of the Partnership Agreement, the General Partner and its affiliates are entitled to a property disposition fee for real estate brokerage services rendered in connection with the sale or disposition of the Partnership's properties, including any sales or dispositions during the liquidation and winding up of the Partnership following the Dissolution. The fee is to be equal to 50% of the competitive real estate brokerage commission that would be charged by unaffiliated third parties providing comparable services in the area in which the property is located, but in no event more than 3% of the gross sale price of a property, and is to be reduced by the amount by which any brokerage or similar commissions paid to any unaffiliated third parties in connection with the sale of the property exceed 3% of the gross sale price. The fee is not payable, however, unless and to the extent that the sale price of the property in question, net of any other brokerage commissions (but not other costs of sale), exceeds the appraised value of the property as of January 1, 1993.

DISSOLUTION PROCEEDS

     Subject to the payment of certain expenses and priority items as described above under "Description of Dissolution -- Liquidation and Winding Up," the General Partner would be entitled to receive 1% of the net proceeds available for distribution to the Partners resulting from sales or other dispositions of the Partnership's remaining properties pursuant to the Dissolution. However, if the Partnership's properties are sold for an aggregate price within the anticipated range, the General Partner will not receive any of the sales proceeds. If the Dissolution were not consented to, it is unlikely that the General Partner would receive any portion of the proceeds from future sales of the Partnership's properties in the ordinary course of its business.

POTENTIAL CONFLICT OF INTEREST


     LF Special Fund II, L.P. ("Liquidity Fund II"), one of the general partners of the General Partner, owes a fiduciary duty to the Limited Partners of the Partnership. The general partner of Liquidity Fund II also owes a fiduciary duty to the third parties who invested in Liquidity Fund II as its limited partners. These relationships may create a conflict of interest in connection with Liquidity Fund II's evaluation and recommendation of the Dissolution. See "Management."


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     According to information available from the Partnership's transfer agent and public records, as of the date of this Consent Solicitation, no person or entity owned beneficially 5% or more of the outstanding Interests. The Partnership has not issued any options, warrants or other rights to purchase securities of the Partnership, nor has the General Partner loaned money to the Partnership.


     As a partnership, the Partnership has neither officers nor directors. Moreover, as of December 31, 1996, neither the General Partner nor its partners, or the partners, directors or officers of its partners, owned beneficially any Interests. Although certain family members of the partners of the General Partner hold Interests, such Interests in the aggregate represent less than 1% of all Interests outstanding.

                                   MANAGEMENT

     The Partnership is a limited partnership and, as such, has no executive officers or directors. The General Partner of the Partnership is Damson/Birtcher Partners, a California general partnership, of which Birtcher Partners, a California general partnership, and Equity Properties, Inc. ("EPI"), a wholly owned subsidiary of Damson Oil Corporation, were the original general partners.

     In December 1989, LF Special Fund II, L.P., an affiliate of Liquidity Financial Group, L.P., purchased all of EPI's economic interest in the General Partner and on December 31, 1992 was substituted as a general partner of the General Partner. Under the terms of the General Partner's Partnership Agreement, Birtcher Partners remains responsible for the day-to-day management of the Partnership's assets.

     The following sets forth certain biographical information with respect to the respective general partners and officers of Birtcher Partners and Liquidity Fund II:

BIRTCHER PARTNERS

     ARTHUR B. BIRTCHER. Mr. Birtcher, age 57, is a member of the Board of Directors of Birtcher Enterprises. Since 1961, he has been active in the management of all Birtcher-affiliated real estate companies (collectively, "The Birtcher Organization") and has been primarily responsible for the financial and legal administration of The Birtcher Organization's real estate projects as well as the organization and administration of its regional offices nationwide. He is active in the management of a diversified portfolio of real estate across the United States, with his brother, Ronald E. Birtcher. In 1996, The Birtcher Organization maintained a network of ten domestic regional offices in eight states. Often recognized for his many achievements, Mr. Birtcher was named Developer of the Year by NAIOP in 1989 and was voted Real Estate Man of the Year in 1985 by the Real Estate and Construction division of the Anti-Defamation League of B'nai B'rith. His numerous professional and community affiliations include: Board of Trustees positions with University of San Diego and Mount St. Mary's College; American Business Conference; U.S. Papal Foundation; Mission Hospital Regional Medical Center; Policy Advisory Board of the Center for Real Estate and Urban Economics for the University of California, Berkeley; International Business Advisors for the University of San Diego; Orange County United Way; and, O.P.T.I.M.A. Prevention and Treatment Integrated Medical Assistance. Mr. Birtcher is also chairman of the board for the South County Community Clinic and the Mission San Juan Capistrano Restoration Fund; a member of the National Society of Real Estate Finance; a Land Board and Construction Board member of the Catholic Diocese of Orange County; a member of the Equestrian Order of the Knights of the Holy Sepulcher; and, a member of the Order of the Knights of Malta, where he is designated a steward of St. Peter. In addition, he is a leader in gang intervention programs that deal with emergency and long-term prevention in South Orange County. Mr. Birtcher is a graduate of Claremont Men's College and holds a bachelor of arts degree in business economics. He also is a general partner of affiliated partnerships which serve as the general partner of Damson/Birtcher Realty Income Fund-II and Real Estate Income Partners III, both of which are public partnerships.

     RONALD E. BIRTCHER. Mr. Birtcher, age 65, is a member of the Board of Directors of Birtcher Enterprises. Since 1967, Mr. Birtcher has been active in the management of all of the Birtcher real estate companies, and is primarily responsible for evaluating proposed real estate development projects, which encompasses architectural design, construction, market research, lease negotiation and sales. He joined The Birtcher Organization in 1951 to engage in the real estate development business with his father, Fayette E. Birtcher, who founded the family business in 1939. He is active in the management of a diversified portfolio of real estate nationwide, with his brother, Arthur B. Birtcher. Mr. Birtcher holds a bachelor of arts degree in business administration from the University of Arizona. His many accolades include: election to Lambda Alpha, an honorary land economics society; Developer of the Year awarded by the NAIOP in 1989; the Medal of Honor from the Building Industry Association (the association's highest award); the Entrepreneur of the Year awarded in 1991 by the United States-Mexico Foundation; and, the 1994 Sumigarden Award presented at the annual UCI Real Estate Conference. Mr. Birtcher's professional affiliations include membership in the National Association of Industrial and Office Parks; he serves as a board member for a number of community organizations such as the Wellness Clinic and Coachella Valley Tomorrow (Palm Springs area economic development council); and, he is Chairman of the Advisory Board to the University of California, Irvine, Graduate School of Management in Real Estate. In addition, Mr. Birtcher has been the director and past president of the YMCA Camping Association of Orange County, past president and elder of the San Juan Capistrano Presbyterian Church, and past chairman of the Orange County Sheriff's Association. Mr. Birtcher is also a general partner of affiliated partnerships which serve as the general partner of Damson/Birtcher Realty Income Fund-II and Real Estate Income Partners III, both of which are public partnerships.

     ROBERT M. ANDERSON. Mr. Anderson, age 38, is Co-chairman of the Board of Directors of Birtcher Enterprises and President of Birtcher Property Services. A member of The Birtcher Organization since 1988, he is responsible for the operation and management of over six million square feet of real estate for the Birtcher family and a variety of clients including various public institutions, private institutions, and private individuals. He oversees all third-party real estate services activity including asset management, property management, property acquisitions and property dispositions. Mr. Anderson heads up the day-to-day management team responsible for the Partnership's properties. Prior to joining The Birtcher Organization, he worked at the Irvine Company, a Newport Beach, California based land owner and real estate developer, where he was responsible for project finance and capital markets activity. He is also active in a variety of real estate industry groups and charitable organizations. Mr. Anderson received a bachelor of arts degrees in Economics and Accounting from Augustana College and holds a masters in business administration from Harvard Business School. Mr. Anderson is the son-in-law of Mr. Arthur B. Birtcher.

     MICHAEL S. BUZAR. Mr. Buzar, age 44, has been involved in the sale, leasing, management and marketing of commercial real estate since 1978. He joined The Birtcher Organization as a senior vice president of marketing and leasing in 1988. In November 1991, he was promoted to Asset Manager, responsible for all aspects of the performance of the Partnership's portfolio. Prior to joining The Birtcher Organization, Mr. Buzar served as vice president of marketing and leasing for the Birtcher/Welsh joint venture from 1985 through 1987. From 1978 to December 1985, he was an industrial specialist in Minneapolis/St. Paul, Minnesota at Coldwell Banker Commercial Real Estate Services (now CB Commercial Real Estate Group), a national real estate brokerage company. Mr. Buzar holds a bachelor of arts degree from the University of Michigan, and he is a licensed real estate broker in the State of Minnesota. He maintains various professional affiliations, including memberships in the International Council of Shopping Centers and the National Association of Realtors.

LF SPECIAL FUND II, L.P.

     RICHARD G. WOLLACK. Mr. Wollack, age 51, joined Koll Real Estate Services (formerly Koll Holding) in 1995 as its Executive Vice President and Chief Financial Officer and became President of its investment advisory subsidiary, Koll Investment Management ("Koll") in 1996. Koll is one the nation's largest property services firms with over 175 million square feet of assets managed in over 275 U.S. cities. Prior to joining Koll, Mr. Wollack founded, in 1980, Liquidity Fund, the country's largest purchaser of real estate limited partnership interests in the secondary market. In 1995, Koll acquired from Liquidity Fund two lines of business: i) investment management of traded real estate equity securities, most particularly REITs; and, ii) the National Real Estate Index (the "Index") research and publishing company. The Index databases, developed in the course of analyzing property assets over the last fifteen years, contains in-depth information on over 300 traded real estate securities and 45,000 property transactions and provides the foundation for the various National Real Estate Index products, published in cooperation with Ernst & Young. The Index is the nation's only transaction-based research service (used by over 1,500 firms) and reports in-depth data and trends on the 65 largest U.S. markets each quarter.

     Mr. Wollack has been involved in all phases of the real estate investment business since 1971, when he was co-founder and president of First Capital Companies, a large investment manager now based in Chicago. From 1981 to 1986 (when it was sold) he was a principal and co-president of Consolidated Capital, at the time one of the nation's largest real estate investment firms. In total, he has been a principal in dozens of real estate entities capitalized at over $2 billion. He is widely known throughout the real estate and financial communities, is involved in numerous industry activities and is a nationally recognized speaker and author. Mr. Wollack holds a bachelor of arts degree from University of Illinois and a masters of business administration with distinction from Stanford Graduate School of Business. He is currently a member of the Board of Advisors of the Institutional Real Estate Index. Mr. Wollack is also a licensed real estate broker in the State of California and he maintains his designation as a Principal and Financial Principal with the NASD.

     BRENT R. DONALDSON. Brent R. Donaldson, age 43, is co-founder and president of the Liquidity Financial Group companies and it predecessors ("LFG"). He has been responsible for the growth and managed the operations of LFG since inception in 1980. Mr. Donaldson has pioneered research and trading in otherwise illiquid real estate securities -- originally real estate limited partnerships ("RELPs") and more recently institutional commingled real estate funds ("CREFs"). He has managed accounts and conducted research in real estate investment trusts ("REITs") and participated in the creation and publishing of the National Real Estate Index, the nation's largest transaction-based real estate index. Most recently, Mr. Donaldson has established LFG as an advisor to listed REITs or "opportunity funds" in acquisitions of property portfolios.

     In 1980, under Mr. Donaldson's leadership, LFG created the partnership secondary market, leading that market for 14 years in both assets under management and annual trading/transaction volume, as well as research coverage (focusing primarily on SEC registered partnerships which issued approximately $60 billion). Also under his management, LFG's investment advisor subsidiary has managed accounts in traded real estate equity securities, such as REITs, since 1987. Having invested in REITs and analyzed their performance during up and down markets for both properties and securities has provided perspective on valuation of equity portfolios in both public and private real estate markets. This line of LFG's business was recently sold to the Koll Companies in Newport Beach, California. In 1994, Mr. Donaldson expanded the activities of LFG's broker/dealer subsidiary conducting research on CREFs (in the context of valuation consulting) and he initiated the nation's first secondary market for institutional CREFs. Mr. Donaldson has used the information databases which LFG compiled over the years in providing investment advisory services to nationally known investors, managers, and institutions with respect to valuation and transactions -- particularly as related to portfolio acquisitions and tender offers. He is widely known throughout the real estate and financial communities, is involved in numerous industry activities and is a nationally recognized speaker and author. Mr. Donaldson holds a bachelor of arts degree from University of California, Davis and a masters of business administration from University of California, Berkeley, Graduate School of Business. He is currently a member of the Board of Advisors of the Real Estate Financial Journal and a past member of the National Association of Securities Dealers ("NASD") Direct Participation Subcommittee on Trading Standardization and the Securities Industry Association Direct Participation Committee. Mr. Donaldson also maintains his designation as a General Securities Principal with the NASD.

     In a matter not involving Damson/Birtcher Realty Income Fund-I or Damson/Birtcher Partners, in 1991, the NASD Business Conduct Committee for the Northern District of California initiated a complaint against Liquidity Fund Investment Corporation ("LFIC") alleging violations of the NASD's Rules of Fair Practice. Specifically, the complaint alleged that LFIC (i) bought and sold limited partnership units in the secondary market, from or to unaffiliated parties, subject to mark-ups or mark-downs in excess of the NASD's guidelines and (ii) failed to disclose the amount or existence of such mark-ups and mark-downs to buyers and sellers of limited partnership units. Brent Donaldson and Richard Wollack were also named as respondents in the complaint in their capacities as principals of LFIC. The complaint was settled as of January 3, 1992 on the following terms: the NASD made findings, which were neither admitted nor denied, of violations by LFIC and Mr. Donaldson of the NASD's guidelines with respect to mark-ups or mark-downs, and of the failure by LFIC (but not Mr. Donaldson) to disclose the amount of such mark-ups or mark-downs. Both allegations were dismissed as to Mr. Wollack. Under the settlement, LFIC was censured and fined $125,000 and Mr. Donaldson was censured and fined $7,500.

TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

     The General Partner knows of no termination or change-in-control arrangement affecting the Partnership, except as contemplated by the Partnership Agreement. The Partnership Agreement provides generally that the bankruptcy or dissolution of the General Partner will cause a dissolution of the Partnership unless there is a remaining general partner that elects to continue the business of the Partnership. In the event there is no remaining general partner, the Partnership may nonetheless be continued by vote of a majority in interest of the Limited Partners. The Partnership Agreement also permits the General Partner to withdraw from the Partnership subject to certain conditions. In such event, the withdrawing General Partner is obliged to offer to resell its interest in the Partnership to the Partnership or, at its election, to convert its interest to that of a Limited Partner.

                             ADDITIONAL INFORMATION


     This Consent Solicitation is accompanied by copies of the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, as filed with the Securities and Exchange Commission. The information in these reports is incorporated herein by reference. The exhibits to such reports are not included with this Consent Solicitation, but are available without charge to any person entitled to receive this Consent Solicitation, upon written request, from the General Partner, 27611 La Paz Road, P.O. Box 30009, Laguna Niguel, California 92607-0009; Attention: Damson/Birtcher Realty Income Fund-I. A requested exhibit will be furnished by first-class mail, as other equally prompt means, within two business days of such request.


                                DAMSON/BIRTCHER PARTNERS,

                                a California general partnership

                                  By: Birtcher Partners, a California general
                                      partnership,
                                      General Partner of Damson/Birtcher
                                      Partners

                                     By: Birtcher Investments, a California
                                         general partnership,
                                         General Partner of Birtcher Partners

                                       By: Birtcher Limited, a California
                                           limited partnership,
                                           General Partner of Birtcher
                                           Investments

                                           By: BREICORP, a California
                                               corporation formerly
                                               known as Birtcher Real Estate
                                               Inc., General Partner of
                                               Birtcher Limited

                                               By: /s/  Arthur B. Birtcher
                                                --------------------------------
                                                Arthur B. Birtcher

                                                Co-chairman, BREICORP


                                              By: /s/  Ronald E. Birtcher
                                                --------------------------------
                                                Ronald E. Birtcher

                                                Co-chairman, BREICORP


                                              By: /s/  Robert M. Anderson
                                                --------------------------------
                                                Robert M. Anderson
                                                Executive Director, BREICORP

                                      By: LF Special Fund II, L.P.,
                                          A California limited partnership


                                             By: Liquidity Fund Asset
                                                 Management, Inc.,

                                                 a California corporation
                                                 General Partner of LF Special
                                                 Fund II, L.P.

                                             By: /s/  Richard G. Wollack
                                               ---------------------------------
                                               Richard G. Wollack,

                                               Chairman, Liquidity Fund Asset

                                               Management, Inc.

                                             By: /s/  Brent R. Donaldson
                                               ---------------------------------
                                               Brent R. Donaldson,

                                               President, Liquidity Fund Asset


                                               Management, Inc.

                                   EXHIBIT A

                       DISTRIBUTIONS TO LIMITED PARTNERS

     Following is a summary of distributions to the Limited Partners for the periods shown:


                                                   DISTRIBUTIONS PER $1,000 OF ORIGINAL
                                                             INVESTED CAPITAL
                                                  ---------------------------------------
                                                  FROM OPERATIONS     FROM PROPERTY SALES
                                                  ---------------     -------------------
            1996
              1st Quarter.......................      $  0.00               $   N/A
              2nd Quarter.......................         0.00                   N/A
              3rd Quarter.......................         2.60                   N/A
              4th Quarter.......................         2.60                 15.43

            1995
              1st Quarter.......................         2.60                   N/A
              2nd Quarter.......................         2.60                   N/A
              3rd Quarter.......................         2.60                   N/A
              4th Quarter.......................         0.00                   N/A

            1994
              1st Quarter.......................         3.80                   N/A
              2nd Quarter.......................         3.80                   N/A
              3rd Quarter.......................         3.80                   N/A
              4th Quarter.......................         3.80                   N/A

            Since Inception.....................      $283.13               $ 15.43

                                   EXHIBIT B

                          RECENT SECONDARY TRADING AND
                            TENDER OFFER PRICES FOR
                           LIMITED PARTNER INTERESTS

     Following is a summary, based on information available to the General Partner, of prices at which Interests have been sold and purchased in secondary transactions (other than pursuant to a tender offer) during the periods shown and the number of such transactions. The General Partner is aware that this information is incomplete and that other, unreported transactions have occurred during the period shown. The prices shown are per $1,000 of original Invested Capital and do not give effect to any markups, markdowns, discounts or commissions which may have been paid in connection with the transactions.

                         1996 SECONDARY TRADING RANGES

                                                                                          NO. OF
                                                                                         INTERESTS
                             MONTH                                 LOW        HIGH        TRADED
---------------------------------------------------------------  -------     -------     ---------
November.......................................................  $210.00     $248.40        156
October........................................................   105.00      257.58        253
September......................................................   150.00      223.79         77
August.........................................................   219.99      230.00        115
July...........................................................   190.00      228.77        123
June...........................................................   125.00      226.85        105
May............................................................   100.00      240.00        118
April..........................................................   100.00      294.99        322
March..........................................................   170.00      238.86         33
February.......................................................    95.00      236.00        369
January........................................................   120.00      245.92        115

     The Interests also have been the subject of two recent tender offers by unaffiliated third parties, in each case for up to 4.9% of the outstanding Interests. The following table sets forth certain information with respect to these tender offers:

                              RECENT TENDER OFFERS

                                                     COMMENCEMENT
                                                       DATE OF         PRICE            NO. OF
              NAME OF TENDER OFFEROR                    TENDER        OFFERED     INTERESTS TENDERED
---------------------------------------------------  ------------     -------     ------------------
                                                         July  3,
Grape Investors, LLC...............................          1996     $170.00            2,995
Equity Resource Fund XVII..........................  May 10, 1996     $125.00            2,766

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM 10-K
                            ------------------------
                 ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            ------------------------

FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995       COMMISSION FILE NUMBER 0-13563

                      DAMSON/BIRTCHER REALTY INCOME FUND-I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                PENNSYLVANIA                                    13-3264491
       (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
        INCORPORATION OR ORGANIZATION

27611 LA PAZ ROAD, LAGUNA NIGUEL, CALIFORNIA                       92656
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                                 (714) 643-7700
                        (REGISTRANT'S TELEPHONE NUMBER)

          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                           NAME OF EACH EXCHANGE
             TITLE OF EACH CLASS                            ON WHICH REGISTERED
---------------------------------------------
                    NONE                                           NONE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months and (2) has been subject to such filing requirements for the past ninety days.

                                  YES X NO ___

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

                      DOCUMENTS INCORPORATED BY REFERENCE

     PORTIONS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11 (COMMISSION FILE NO. 2-91065), DATED JUNE 22, 1985, AS SUPPLEMENTED, FILED UNDER THE SECURITIES ACT OF 1933 ARE INCORPORATED BY REFERENCE INTO PART IV OF THIS REPORT.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                           ANNUAL REPORT ON FORM 10-K
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                     INDEX

                                                                                         PAGE
                                                                                         -----
PART I
  Item  1.     Business................................................................      2
  Item  2.     Properties..............................................................      3
  Item  3.     Legal Proceedings.......................................................      3
  Item  4.     Submission of Matters to a Vote of Security Holders.....................      4

PART II
  Item  5.     Market for the Registrant's Limited Partnership Interests and Related
                  Security Holder Matters..............................................      4
  Item  6.     Selected Financial Data.................................................      5
  Item  7.     Management's Discussion and Analysis of Financial Condition and Results
                  of Operations........................................................      5
  Item  8.     Financial Statements and Supplementary Data.............................     11
  Item  9.     Changes in and Disagreements with Accountants on Accounting and
                  Financial Disclosure.................................................     27

PART III
  Item 10.     Directors and Executive Officers of the Registrant......................     27
  Item 11.     Executive Compensation..................................................     27
  Item 12.     Security Ownership of Certain Beneficial Owners and Management..........     27
  Item 13.     Certain Relationships and Related Transactions..........................     28

PART IV
  Item 14.     Exhibits, Financial Statement Schedules and Reports on Form 8-K.........     28
               Signatures..............................................................     30

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                                     PART I

ITEM 1. BUSINESS

     Damson/Birtcher Realty Income Fund-I (the "Partnership") is a limited partnership formed on May 7, 1984, under the laws of the Commonwealth of Pennsylvania. The General Partner of the Partnership is Damson/Birtcher Partners, a general partnership consisting of LF Special Fund II, L.P., a California limited partnership and Birtcher Partners, a California general partnership. The Partnership is engaged in the business of operating income-producing office buildings, research and development facilities, shopping centers and other commercial or industrial properties acquired by the Partnership in 1984 and 1985. Each of the Partnership's properties was specified in its prospectus (Commission File No. 2-91065) dated June 22, 1985, as amended. See Item 2 for a description of the properties acquired by the Partnership.

     The Partnership commenced operations on December 18, 1984. As of September 17, 1985, the Partnership was fully subscribed and had admitted Limited Partners with total capital contributions of $97,198,000.

     The Partnership acquired the properties during the period from December 19, 1984 through September 18, 1985, entirely for cash, free and clear of mortgage indebtedness. In September 1987, the Partnership borrowed $4,000,000 pursuant to a loan agreement secured by a First Deed of Trust on the Certified Distribution Center in Salt Lake City, Utah. The net proceeds were used primarily for capital improvements and leasing commissions on certain of the Partnership's properties, the Partnership's working capital reserves and certain general and administrative expenses. On July 30, 1993, the Partnership refinanced this loan to obtain a more favorable interest rate. In March 1996, the Partnership entered into a loan agreement pursuant to which it may borrow up to $1,500,000, evidenced by a note secured by a first deed of trust and financing statement on the Ladera I Shopping Center in Albuquerque, New Mexico. The net proceeds of the foregoing loan will be used to fund a portion of the renovation and tenant improvements at The Cornerstone and tenant improvements at Oakpointe, with any remainder added to the Partnership's working capital reserves. Additionally, the Partnership may incur unsecured indebtedness from time to time to supplement its working capital needs. See Note 5 to Financial Statements in Item 8.

     The Partnership's objectives in operating the properties are: (i) to make regular quarterly cash distributions to the Partners, of which a portion will be tax sheltered; (ii) to achieve capital appreciation over a holding period of at least five years; and (iii) to preserve and protect the Partnership's capital. An Information Statement, dated May 5, 1993, mandates that the General Partner shall seek a vote of the Limited Partners no later than December 31, 1996, regarding prompt liquidation of the Partnership in the event that properties with appraised values as of January 1993, which constituted at least one-half of the aggregate appraised values of all Partnership properties as of that date, are not sold or under contract for sale by the end of 1996.

     Given the mandate of the May 5, 1993 Information Statement, the General Partner has decided to account for the Partnership's properties as assets held for sale, instead of for investment. Accordingly, the General Partner compared the carrying value of each property to its appraised value as of January 1, 1996.

     If the carrying value of a property and certain related assets was greater than its appraised value, the General Partner reduced the carrying value of the property by the difference. Using this methodology, the General Partner determined that The Cornerstone, Ladera I Shopping Center, Terracentre, Arlington Executive Plaza and Washington Technical Center, had carrying values greater than their appraised values, and therefore reduced their carrying values to $9,032,000, $6,234,000, $2,397,000, $2,740,000, and $2,612,000, respectively.

     The Partnership derives most of its revenue from rental income. Both Certified Warehouse and Transfer Company,Inc. ("Certified") and FIserv, Inc. ("FIserv", formerly dba Citicorp CIR, Inc.) represent significant portions of such income. Rental income from Certified totaled $984,000 in 1995, 1994 and 1993, or approximately 17%, 16% and 15%, respectively, of the Partnership's total rental income. Rental income from

FIserv totaled $880,000 in 1995, $886,000 in 1994 and $916,000 in 1993, or
approximately 15%, 14% and 14%, respectively, of the Partnership's total rental income.

     The Partnership's investments in real estate are subject to competition for tenants from similar types of properties in the vicinities in which they are located. The Partnership has no investments in real estate located outside the United States.

     The Partnership has no employees and, accordingly, the General Partner and its affiliates perform services on behalf of the Partnership in connection with administering the affairs of the Partnership and operating the Partnership's properties. The General Partner and its affiliates receive compensation in connection with such activities. See Item 11 and Note 3 to the Financial Statements in Item 8 for a description of such charges.

ITEM 2. PROPERTIES

                                                                                            NUMBER OF
                                                                                              TENANT         PERCENTAGE
                                                                                 NET          LEASES          OCCUPIED
                                                                               RENTABLE       AS OF            AS OF
                               PURCHASE                                        AREA IN     DECEMBER 31,     DECEMBER 31,
 NAME/LOCATION/DATE ACQUIRED   PRICE(1)                DESCRIPTION             SQ. FT.         1995             1995
----------------------------- -----------     -----------------------------    -------     ------------     ------------
Washington Technical Center,  $ 3,874,000     Four business center              50,973           5                96%
Phase I                                       buildings located on 4.87
Renton, Washington                            acres of land.
December 19, 1984
Arlington Executive Plaza       7,315,000     Seven single-story office         72,977          28                70%
Arlington Heights, Illinois                   buildings located on 7.2
February 15, 1985                             acres of land.
Certified Distribution Center   9,327,000     Two warehouse/distribution       312,260           2               100%
Salt Lake City, Utah                          buildings located on 12.65
April 2, 1985                                 acres of land.
Ladera Shopping Center,         8,543,000     A neighborhood retail             89,544          18                95%
Phase I                                       shopping center located on
Albuquerque, New Mexico                       10.9 acres of land.
May 10, 1985
The Cornerstone                17,618,000     A seven-building specialty       114,441          25                70%
Tempe, Arizona                                retail center located on 10.9
July 19, 1985                                 acres of land.
Terracentre                    20,037,000     A 15-story office building        95,723          16                68%
Denver, Colorado                              located on .41 acres of land.
September 6, 1985
Oakpointe                       9,517,000     Office building located on        96,213           2                76%
Arlington Heights, Illinois                   6.8 acres of land.
September 18, 1985
                              -----------                                      -------
TOTAL                         $76,231,000                                      832,131
                              ===========                                      =======

---------------

(1) The purchase price does not include an allocable share of the $4,860,000 of acquisition fees paid to the General Partner. Also, for certain properties, the purchase price has been reduced by cash received after acquisition under rental agreements for non-occupied space.

ITEM 3. LEGAL PROCEEDINGS

     The Partnership is not a party to any material pending legal proceedings, other than ordinary routine litigation incidental to its business. It is the General Partner's belief that the outcome of these proceedings, will not be material to the business, financial condition, or results of operations of the Partnership.

     NASD Matter. In a matter not directly involving the Partnership or its General Partner, in 1991, the National Association of Securities Dealers, Inc. (the "Association") Business Conduct Committee for the Northern District of California initiated a complaint against a broker-dealer affiliate of LF Special Fund II, L.P., (a general partner of the General Partner of the Partnership), alleging violations of the Association's Rules of Fair Practice. Specifically, the complaint alleged that the affiliate (i) bought and sold limited partnership units (but not interests in the Partnership) in the secondary market, from or to unaffiliated parties, subject to mark-ups or mark-downs in excess of the Association's guidelines and
(ii) failed to disclose the amount or existence of such mark-ups and mark-downs to buyers and sellers of limited partnership units. Brent Donaldson and Richard Wollack, executive officers of LF Special Fund II, L.P., were also named as respondents in the complaint in their capacities as principals of the affiliate. The complaint was settled as of January 3, 1992 on the following terms: the Association made findings, which were neither admitted nor denied, of violations by the affiliate and Mr. Donaldson of the Association's guidelines with respect to mark-ups or mark-downs, and of the failure of the affiliate (but not Mr. Donaldson) to disclose the amount of such mark-ups or markdowns. Both allegations were dismissed as to Mr. Wollack. The settlement further provided that the affiliate would be censured and fined $125,000 and that Mr. Donaldson would be censured and fined $7,500.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S LIMITED PARTNERSHIP INTERESTS AND RELATED SECURITY HOLDER MATTERS

     There is no public market for the limited partnership interests and a market is not expected to develop as such limited partnership interests are not publicly traded or freely transferable.

     As of February 29, 1996, the number of holders of the Partnership's interests is as follows:

            General Partner.............................................       1
            Limited Partners............................................  10,873
                                                                          ------
                                                                          10,874
                                                                          ======

     The Partnership makes quarterly cash distributions to its partners out of distributable cash pursuant to the Partnership's Agreement of Limited Partnership. Distributable cash is generally paid 99% to the Limited Partners and 1% to the General Partner.

     The Partnership has paid the following quarterly cash distributions to its Limited Partners:

          CALENDAR
          QUARTERS        1996       1995         1994         1993         1992         1991
    --------------------  ----     --------     --------     --------     --------     --------
    First...............     0     $253,000     $370,000     $662,000     $487,000     $730,000
    Second..............            253,000      370,000      486,000            0      486,000
    Third...............            253,000      360,000      350,000            0      486,000
    Fourth..............                  0      369,000      370,000      642,000      487,000

     The Limited Partners and the General Partner are entitled to receive quarterly cash distributions, as available, in the future. During 1995, the General Partner temporarily suspended distributions for two or more quarters, commencing with the last quarter of 1995, to fund a portion of the renovation and tenant improvements at The Cornerstone and tenant improvements at Oakpointe, and Washington Technical Center.

ITEM 6. SELECTED FINANCIAL DATA

                                                       YEAR ENDED DECEMBER 31,
                                 --------------------------------------------------------------------
                                    1995          1994          1993           1992          1991
                                 -----------   -----------   -----------   ------------   -----------
Total Revenues.................  $ 5,973,000   $ 6,307,000   $ 6,525,000   $  7,403,000   $ 7,606,000
                                 ===========   ===========   ===========   ============   ===========
Net Income (Loss):
  General Partner..............  $   (50,000)  $   (56,000)  $    (2,000)  $   (138,000)  $     4,000
  Limited Partners.............   (4,922,000)   (5,535,000)     (193,000)   (13,654,000)      374,000
                                 -----------   -----------   -----------   ------------   -----------
                                 $(4,972,000)  $(5,591,000)  $  (195,000)  $(13,792,000)  $   378,000
                                 ===========   ===========   ===========   ============   ===========
Total Distributions:
  General Partner..............  $     8,000   $    15,000   $    19,000   $     11,000   $    22,000
                                 ===========   ===========   ===========   ============   ===========
  Limited Partners.............  $   759,000   $ 1,469,000   $ 1,868,000   $  1,129,000   $ 2,189,000
                                 ===========   ===========   ===========   ============   ===========
Total Assets...................  $38,493,000   $44,292,000   $51,460,000   $ 54,144,000   $69,157,000
                                 ===========   ===========   ===========   ============   ===========
Secured Loan Payable...........  $ 3,116,000   $ 3,285,000   $ 3,440,000   $  4,000,000   $ 4,000,000
                                 ===========   ===========   ===========   ============   ===========

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAPITAL RESOURCES AND LIQUIDITY

     Since the completion of its acquisition program in September 1985, the Partnership has been primarily engaged in the operation of its properties. The Partnership's objective has been to hold its properties as long-term investments, although properties may be sold at any time, depending upon the General Partner's judgment of the anticipated remaining economic benefits of continued ownership. That notwithstanding, the Information Statement, dated May 5, 1993, as described below, mandates that the General Partner shall seek a vote of the Limited Partners no later than December 31, 1996, regarding prompt liquidation of the Partnership in the event that properties with appraised values as of January 1993 which constituted at least one half of the aggregate appraised values of all Partnership properties as of that date are not sold or under contract for sale by the end of 1996. Given the mandate of the May 5, 1993 Information Statement, the General Partner has decided to account for the Partnership's properties as assets held for sale, instead of for investment. Working capital is and will be principally provided from the operation of the Partnership's properties and the working capital reserve established for the properties. The Partnership may incur mortgage indebtedness relating to such properties by borrowing funds primarily to fund capital improvements or to obtain financing proceeds for distribution to the partners.

     Distributions for the year ended December 31, 1995, represent net cash flow generated from operations of the Partnership's properties and interest earned on the temporary investment of working capital, net of capital reserve requirements. Future cash distributions will be made to the extent available from net cash flow generated from operations and sales of the Partnership's properties and interest earned on the investment of capital reserves, after providing for capital reserves and payment for capital improvements and repairs to the Partnership's properties. See Item 5 for a description of the Partnership's distribution history. The Partnership believes that the cash generated from its operations will provide the Partnership the funds necessary to meet all of its ordinary obligations.

     Certain of the Partnership's properties are not fully leased. The Partnership is actively marketing the vacant space in these properties, subject to the competitive environment in each of the market areas. To the extent the Partnership is not successful in maintaining or increasing occupancy levels at these properties, the Partnership's future cash flow and distributions may be reduced.

     The Partnership began renovation of The Cornerstone, located in Tempe, Arizona in August 1995 and is scheduled to be completed during first quarter of 1996. The General Partner currently estimates the cost of the planned capital improvements which include exterior facade modifications, hardscape and softscape changes and signage upgrades, to be approximately $1,200,000, plus $600,000 for tenant improvements and leasing commissions. To pay for a portion of these improvements and commissions the Partnership has temporarily suspended distributions to its partners.

     In June 1993, the Partnership completed its solicitation of written consents from its Limited Partners. A majority in interest of the Partnership's Limited Partners approved each of the proposals contained in the Information Statement, dated May 5, 1993. Those proposals have been implemented by amending the Partnership Agreement as contemplated by the Information Statement. The amendments include, among other things, the future payment of asset management and leasing fees to the General Partner and the elimination of the General Partner's residual interest and deferred leasing fees that were previously subordinated to return of the Limited Partners' 9% Preferential Return. See Item 8, Note 3 to the Financial Statements for discussion of fees paid to the General Partner for the year ended December 31, 1995.

     The General Partner elected to terminate the Partnership's Property Management Agreement with Glenborough Management Corporation ("Glenborough") effective November 1, 1993. On that date, the General Partner caused the Partnership to enter a new property management agreement with Birtcher Properties, an affiliate of the General Partner. Pursuant to the Partnership Management Agreements, Birtcher Properties will act as the Partnership's exclusive agent to operate, rent, manage and maintain the Partnership's properties. Birtcher Properties will perform substantially the same services that Glenborough performed during the previous two-year period at fees similar to (and not larger than) the fees it used to pay Glenborough, plus certain costs associated with property management, as before. The contracts are terminable upon a minimum of 60 days' written notice by either party. As before, the General Partner will continue to oversee the day-today management of the Partnership.

     In September 1987, the Partnership borrowed $4,000,000 pursuant to a loan agreement secured by a First Deed of Trust on the Certified Distribution Center in Salt Lake City, Utah. The net proceeds were used primarily for capital improvements and leasing commissions on certain of the Partnership's properties, the Partnership's working capital reserves and certain general and administrative expenses. That loan matured on December 1, 1990, however, the General Partner obtained a loan extension that was to mature December 1, 1993. On July 20, 1993, the Partnership obtained a new loan secured by a First Deed of Trust on the Certified Distribution Center in Salt Lake City, Utah. The new loan, in the amount of $3,500,000, carries a fixed interest rate of 9% per annum over a 13-year fully amortizing term. The Partnership's first payment of $38,000 was paid on September 1, 1993, with monthly installments due thereafter.

     In March 1996, the Partnership entered into a loan agreement pursuant to which it may borrow up to $1,500,000, evidenced by a note secured by a first deed of trust and financing statement on the Ladera I Shopping Center in Albuquerque, New Mexico. Pursuant to the note and loan agreement, until March 3, 1997 the Partnership is to pay interest only at the rate of 1% over prime (currently, the loan rate is 9.25%) on the amounts it borrows. Thereafter, the outstanding balance of all advances made under the note is to be converted to a fully amortizing loan payable in 24 equal monthly payments of principal plus accrued interest, commencing April 3, 1997. The Partnership has agreed to repay the loan from the first sale of the Partnership's property. The net proceeds of the foregoing loan are to be used to fund a portion of the renovation and tenant improvements at The Cornerstone and tenant improvements at Oakpointe, with any remainder added to the Partnership's working capital reserves.

JANUARY 1, 1996 PROPERTY APPRAISALS AND NET ASSET VALUE

     In accordance with the terms of the Partnership Agreement, each year the Partnership secures an independent appraisal of each of the Partnership's properties as of January 1. Prior to the January 1, 1995 appraisals, the independent appraiser had estimated each property's "Investment Value," utilizing a seven to ten-year cash flow model to estimate value based upon an income approach.

     The amendment to the Partnership Agreement consented to by the Limited Partners in June 1993 mandates, among other things, that the General Partner seek a vote of (and provide an analysis and recommendation to) the Limited Partners no later than December 31, 1996 regarding the prompt liquidation of the Partnership in the event that properties with (then) current appraised values (constituting at least one-half of the total (then) current appraised values) of all of the Partnership's properties are not sold or under contract for sale by the end of 1996.

     Given this mandate, the General Partner has requested that the appraiser provide an assessment of value that reflects a shorter investment holding term. Although the General Partner does not currently have a specific liquidation plan for the Partnership's properties, it requested that the appraiser assume that the entire portfolio would be sold over four years, in connection with the January 1995 appraisals and over three years in connection with the January 1996 appraisals.

     Using the shorter-term investment methodology that is consistent with the mandate of the 1993 amendment to the Partnership agreement, the appraiser estimated the value of the Partnership's properties at January 1, 1996 to be $40,390,000, or $4,155 per $10,000 original investor subscription.

     Over the past year, the General Partner has examined several alternative methods to achieve the Partnership's goal of selling the Partnership's properties and liquidating the Partnership at the earliest practicable time consistent with achieving reasonable value for the Limited Partners' investment. As explained in the Partnership's May 5, 1993 Information Statement, "achieving reasonable value" has meant for the Partnership to balance receiving higher sales prices per property than their 1993 values while at the same time not waiting forever to sell at a theoretical "top of the market." Alternatives under consideration by the General Partner may include a property-by-property liquidation or selling all of the properties as a single portfolio. The General Partner has had preliminary discussions regarding disposition, in whole or in part, of the Partnership's properties with various potential purchasers of some or all of the Partnership's portfolio.

     In connection with its consideration of these alternatives, the General Partner has decided to treat its properties as held for sale, instead of for investment, for financial statement purposes. In accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (see Note 2 to the Financial Statements in Item 8), the carrying value of these properties was evaluated to ensure that each property was carried on the Partnership's balance sheet at the lower of cost or fair value less selling costs. The General Partner estimated fair value for this purpose based on appraisals performed as of January 1, 1996. However, fair value can only be determined based upon sales to third parties, and sales proceeds could differ substantially.

     Based upon the General Partner's survey of the current marketplace, the General Partner believes, in fact, that in the relatively short term the Partnership's properties could generate sales prices that, in the aggregate, could be materially less than their aggregate appraised values based upon an "Investment Value" appraisal model. The amount of the possible variance between the aggregate appraised values and potential sales prices cannot be reliably estimated at this time, because of the numerous variables that could affect the sales prices, including but not limited to the time frame in which the properties must be sold, method of sale (property-by-property or single transaction), prevailing capitalization rates at which comparable properties are being sold at the time of the Partnership's sales, constantly changing local market conditions and the state of leasing negotiations and capital expenditures for the properties at the time of sale.

     The foregoing appraised value of the properties indicates an estimated net asset value of the Partnership of $37,618,000, or $3,870 per $10,000 of original investor subscription. (Net asset value represents the appraised value of the Partnership's properties, cash and all other assets less secured loans payable and all other liabilities.) This equates to a net asset value of $193 per $500 par value of Partnership Interest. This compares to original purchase prices aggregating $7,979 and the January 1, 1995 appraised value of $4,167 per $10,000 of original investor subscription.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1995

     The decrease in rental income for the year ended December 31, 1995, as compared to 1994, was primarily attributable to reduced rental income at The Cornerstone and Oakpointe. At The Cornerstone, several small tenants terminated their leases prior to or upon their respective scheduled termination during 1995. The respective terminations resulted in a decrease in the property's occupancy rate to the current level of 70% and decrease in rental income of $338,000. At Oakpointe, revenue decreased by $153,000, which was primarily the result of the termination of the Illinois Department of Employment Security lease in March 1994.

Additionally, common area expense reconciliations at Oakpointe resulted in a $36,000 refund of tenant overpayment during 1995. The aforementioned decreases were partially offset by an increase in rental income at Washington Technical Center and Terracentre office building. At Washington Technical Centre, revenue increased by $108,000 because the Partnership entered into three leases encompassing 25,698 square feet in late 1994, and at Terracentre, revenue increased $103,000 because the Partnership entered into a 9,259 square foot lease.

     Interest income resulted from the temporary investment of Partnership working capital. Interest income was generally comparable to 1994. Other miscellaneous income decreased at Terracentre and Oakpointe by $38,000 during 1995.

     The decrease in operating expenses for the year ended December 31, 1995, as compared to 1994, was primarily attributable to the overall decrease in legal and professional services associated with minor tenant disputes and real estate tax appeals relating to the Partnership's properties ($67,000).

     The increase in real estate taxes for the year ended December 31, 1995, as compared to 1994, was primarily attributable to the increases in taxes at The Cornerstone and Oakpointe ($51,000). The aforementioned increase was partially offset by a lower tax assessment at Washington Technical Center, which was the result of a successful tax appeal during 1995 ($13,000) and a lower tax expense at Arlington Executive Plaza ($28,000).

     General and administrative expenses for the year ended December 31, 1995 include charges of $588,000 from the General Partner and its affiliates for services rendered in connection with administering the affairs of the Partnership and operating the Partnership's properties. Also included in general and administrative expenses were direct charges of $417,000 relating to audit and tax preparation fees, annual appraisal fees, legal fees, insurance expense, costs incurred in providing information to the Limited Partners and other miscellaneous costs.

     The increase in general and administrative expenses for the year ended December 31, 1995 as compared to 1994, was primarily attributable to the increase in legal and professional services, administrative wages and leasing fees. The aforementioned increases were partially offset by lower asset management fees paid to the General Partner.

     Interest expense resulted from interest on the first deed of trust on Certified Distribution Center. The decrease in interest expense for the year ended December 31, 1995, as compared to 1994, was attributable to the increase in principal payment of the loan, which carries a fixed rate of 9% per annum over a 13-year fully amortized term.

     The decrease in depreciation and amortization for the year ended December 31, 1995, as compared to 1994, was attributable to the $5,500,000 adjustment to the carrying value of real estate assets during 1994. As part of this adjustment, the depreciable bases of Cornerstone Shopping Center, Terracentre office building and Oakpointe were reduced in December 1994 by $3,150,000, $466,000 and $704,000, respectively, with the remaining adjustment of $1,180,000 being allocated to land.

     Given the mandate of the May 5, 1993 Information Statement, the General Partner has decided to account for the Partnership's properties as assets held for sale, instead of for investment. Accordingly, the General Partner compared the carrying value of each property to its appraised value as of January 1, 1996. If the carrying value of a property and certain related assets was greater than its appraised value, the General Partner reduced the carrying value of the property by the difference. Using this methodology, the General Partner determined that The Cornerstone, Ladera I Shopping Center, Terracentre, Arlington Executive Plaza, and Washington Technical Center, had carrying values greater than their appraised values, and therefore reduced their carrying values by $1,600,000, $560,000, $590,000, $1,250,000, and $770,000 to $9,032,000,
$6,234,000, $2,397,000, $2,740,000, and $2,612,000 respectively.

YEAR ENDED DECEMBER 31, 1994

     The decrease in rental income for the year ended December 31, 1994, as compared to 1993, was primarily attributable to reduced rental income at Oakpointe and Washington Technical Center. At Oakpointe, revenue decreased by $71,000, primarily as a result of two factors. The FIserv, Inc. lease was successfully renegotiated in 1993, in exchange for a reduced rental rate. In addition, the Illinois Department of Employment Security lease encompassing 14,580 square feet was terminated in March 1994. The tenant vacated the premises, which resulted in an occupancy decrease to 76%. At Washington Technical Center, rental income decreased by $139,000. This decrease was a result of the following factors:
Legent Corporation and Boeing Support Services terminated their leases upon expiration in October 1993 and Jon Marie Portrait terminated its lease prior to the scheduled expiration date in late 1993. The aforementioned decreases were partially offset by an increase in rental income as a result of successful negotiation on three new leases encompassing 25,698 square feet in September and November 1994 at Washington Technical Center.

     Interest income resulted from the temporary investment of Partnership working capital. Interest and other income was generally comparable to 1993.

     The increase in operating expenses for the year ended December 31, 1994, as compared to 1993, was primarily attributable to the increase in legal and professional services associated with minor tenant disputes and real estate tax appeals relating to the Partnership's properties ($88,000).

     The increase in real estate taxes for the year ended December 31, 1994, as compared to 1993, was primarily attributable to an increase in real estate taxes at Oakpointe and Arlington.

     General and administrative expenses for the year ended December 31, 1994 include charges of $568,000 from the General Partner and its affiliates for services rendered in connection with administering the affairs of the Partnership and operating the Partnership's properties. Also included in general and administrative expenses were direct charges of $413,000 relating to audit and tax preparation fees, annual appraisal fees, legal fees, insurance expense, costs incurred in providing information to the Limited Partners and other miscellaneous costs.

     The decrease in general and administrative expenses for the year ended December 31, 1994, as compared to 1993, was primarily attributable to a decrease in legal fees and professional services, postage, mailing expenses and printing costs associated with the amendment of the Partnership Agreement, which occurred in 1993.

     Interest expense resulted from interest on the first deed of trust on Certified Distribution Center. The decrease in interest expense for the year ended December 31, 1994, as compared to 1993, was attributable to the retirement of the Partnership's previous loan and a reduced loan balance with a lower interest rate on the take-out financing arrangement.

     Provision was made for impairment loss if the General Partner determined that the carrying amount of the Partnership's investment in a real estate asset may not have been recoverable. The General Partner obtained third party appraisals on the Partnership's properties as required by the Partnership Agreement. If these appraisals indicated that certain of the Partnership's properties had market values below their then-current carrying values, the General Partner considered the appraisals and analyzed the current and anticipated market conditions of the respective properties and determined if an impairment had occurred. At December 31, 1994, after evaluation of The Cornerstone, Terracentre and Oakpointe the General Partner estimated a $5,500,000 impairment of value as compared to its respective carrying value.

YEAR ENDED DECEMBER 31, 1993

     The decrease in rental income for the year ended December 31, 1993, as compared to 1992, was primarily attributable to reduced rental income at Oakpointe, Arlington Executive Plaza, Cornerstone Shopping Center and Washington Technical Center. At Oakpointe, the FIserv, Inc. lease (encompassing 62,052 square feet) was successfully renegotiated for an additional six year term in exchange for a reduced rental rate ($355,000). In addition, Incredible Technologies terminated its lease upon scheduled expiration in November 1992 ($145,000). At Arlington Executive Plaza, several tenants terminated their leases prior to or upon their respective scheduled expirations resulting in a decrease in revenues of $225,000 for the year ended December 31, 1993, when compared to 1992. At Cornerstone Shopping Center, early termination of four small leases encompassing 3,380 square feet, resulted in a lower occupancy rate and decrease in rental income ($124,000), when compared to 1992. At Washington Technical Center, Legent Corporation and Boeing Support Services terminated their leases upon expiration in October 1993 and Jon Marie Portrait terminated its lease prior to scheduled expiration date resulting in a 40% decrease in the property's occupancy and a $60,000 decrease in rental income in 1993, when compared to 1992.

     Interest income resulted from the temporary investment of partnership working capital. The decrease from 1992 to 1993 was attributable to a decrease in working capital available for short-term investment. The decrease in working capital was primarily a result of the $500,000 payment to the Partnership's lender in July 1993. See Item 7, Capital Resources and Liquidity, for further discussion.

     The increase in operating expenses for the year ended December 31, 1993, as compared to 1992, was primarily attributable to an increase in parking cleaning, snow removal, and repairs and maintenance at Oakpointe. In addition, legal and professional services related to tax appeals and tenant disputes were generally higher in 1993, when compared to 1992. The aforementioned increases were partially offset by a decrease in HVAC repairs and maintenance and parking lot rental expense at Terracentre.

     The decrease in real estate taxes for the year ended December 31, 1993, as compared to 1992, was primarily attributable to successful tax appeals at Terracentre, Cornerstone and Oakpointe. The aforementioned decreases were partially offset by higher tax assessments at Arlington Executive Plaza and Washington Technical Center.

     The decrease in depreciation expenses for the year ended December 31, 1993, as compared to 1992, was a result of the $13,900,000 adjustment to the carrying value of real estate assets in 1992. As part of this adjustment, in December 1992, the depreciable bases (buildings and improvements) of Terracentre Office Building and Arlington Executive Plaza were reduced by $10,700,000 and $2,100,000, respectively, with the remaining adjustment of $1,100,000 allocated to land.

     General and administrative expenses for the year ended December 31, 1993 include charges of $580,000 from the General Partner and its affiliates for services rendered in connection with administering the affairs of the Partnership and operating the Partnership's properties. Also included in general and administrative expenses were direct charges of $736,000 relating to audit and tax preparation fees, annual appraisal fees, legal fees, insurance expense, costs incurred in providing information to the Limited Partners and other miscellaneous costs.

     The increase in general and administrative expenses for the year ended December 31, 1993, as compared to 1992, was primarily attributable to the payment of asset management fees ($351,000) and leasing fees ($47,000) to the General Partner and its affiliates pursuant to the amended Partnership Agreement. In addition, legal and professional services, printing, postage and mailing expenses increased as a result of the Partnership's solicitation of the Limited Partners for the Information Statements, dated May 5, 1993.

     Interest expenses resulted from interest on the first deed of trust on Certified Distribution Center. The decrease in interest expenses for the year ended December 31, 1993, as compared to 1992, was attributable to the retirement of the Partnership's previous loan and a lower interest rate on the take-out financing arrangement.

     The General Partner elected to terminate the Partnership's Property Management Agreement with Glenborough Management Corporation ("Glenborough") effective November 1, 1993. On that date, the General Partner caused the Partnership to enter a new property management agreement with Birtcher Properties, an affiliate of the General Partner. Pursuant to the Property Management Agreement, Birtcher Properties will act as the Partnership's exclusive agent to operate, rent, manage and maintain the Partnership's properties. In its capacity as property manager for the Partnership's properties, Birtcher Properties will perform substantially the same services that Glenborough performed during the previous two-year period at fees similar to (and not larger than) the fees it used to pay Glenborough, plus certain costs associated with property management, as before. The contract is terminable upon a minimum of 60 days' written notice by either party. As before, the General Partner will continue to oversee the day-to-day management of the Partnership.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                   INDEX TO FINANCIAL STATEMENTS AND SCHEDULE

                                                                                        PAGE
                                                                                        ----
Independent Auditors' Report..........................................................    12
Financial Statements:
  Balance Sheets as of December 31, 1995 and 1994.....................................    13
  Statements of Operations for the Years Ended December 31, 1995, 1994 and 1993.......    14
  Statements of Changes in Partners' Capital for the Years Ended December 31, 1995,
     1994 and 1993....................................................................    15
  Statements of Cash Flows for the Years Ended December 31, 1995, 1994 and 1993.......    16
  Notes to Financial Statements.......................................................    17
Schedule:
  III -- Real Estate and Accumulated Depreciation as of December 31, 1995.............    25

     Information required by other schedules called for under Regulation S-X is either not applicable or is included in the financial statements.

                          INDEPENDENT AUDITORS' REPORT

To Damson/Birtcher Partners, as General Partner of
Damson/Birtcher Realty Income Fund-I:

     We have audited the financial statements of Damson/Birtcher Realty Income Fund-I, a limited partnership as listed in the accompanying index. In connection with our audits of the financial statements, we also have audited the financial statement schedule listed in the accompanying index. These financial statements and the financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Damson/Birtcher Realty Income Fund-I as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     As discussed in note to the financial statements, on December 31, 1995 Damson/Birtcher Realty Income Fund-I adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for LongLived Assets to Be Disposed Of."

                                          KPMG PEAT MARWICK LLP

Orange County, California
March 28, 1996

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                                 BALANCE SHEETS

                                                                          DECEMBER 31,
                                                                  -----------------------------
                                                                     1995              1994
                                                                  -----------      ------------
ASSETS
Properties held for sale (net of valuation allowance of
  $4,770,000)...................................................  $36,996,000      $         --
                                                                  -----------      ------------
Investments in real estate, net:
  Land..........................................................           --        10,016,000
  Buildings and improvements....................................           --        57,851,000
                                                                  -----------      ------------
                                                                           --        67,867,000
  Less accumulated depreciation.................................           --       (25,396,000)
                                                                  -----------      ------------
                                                                           --        42,471,000
Cash and cash equivalents.......................................      301,000           648,000
Accounts receivable (net of allowance for doubtful accounts of
  $63,000 in 1995)..............................................       43,000            84,000
Accrued rent receivable.........................................      443,000           416,000
Prepaid expenses and other assets, net..........................      710,000           673,000
                                                                  -----------      ------------
                                                                  $38,493,000      $ 44,292,000
                                                                  ===========      ============
LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued liabilities........................  $ 1,153,000      $  1,044,000
Secured loan payable............................................    3,116,000         3,285,000
                                                                  -----------      ------------
  Total liabilities.............................................    4,269,000         4,329,000
                                                                  -----------      ------------
Partners' capital (deficit):
  Limited Partners..............................................   34,714,000        40,395,000
  General Partner...............................................     (490,000)         (432,000)
                                                                  -----------      ------------
                                                                   34,224,000        39,963,000
Commitments and contingencies...................................           --                --
                                                                  -----------      ------------
                                                                  $38,493,000      $ 44,292,000
                                                                  ===========      ============

   The accompanying notes are an integral part of these Financial Statements.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                            STATEMENTS OF OPERATIONS

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                       ---------------------------------------
                                                          1995           1994          1993
                                                       ----------     ----------     ---------
REVENUES:
  Rental income......................................  $5,917,000     $6,215,000     $6,434,000
  Interest and other income..........................      56,000         92,000        91,000
                                                       -----------    -----------    ----------
          Total revenues.............................   5,973,000      6,307,000     6,525,000
                                                       -----------    -----------    ----------
EXPENSES:
  Operating expenses.................................   1,845,000      1,914,000     1,828,000
  Real estate taxes..................................     967,000        959,000       893,000
  Depreciation and amortization......................   2,069,000      2,241,000     2,326,000
  General and administrative.........................   1,005,000        981,000     1,316,000
  Interest...........................................     289,000        303,000       357,000
  Adjustment to carrying value of real estate........   4,770,000      5,500,000            --
                                                       -----------    -----------    ----------
          Total expenses.............................  10,945,000     11,898,000     6,720,000
                                                       -----------    -----------    ----------
NET LOSS.............................................  $(4,972,000)   $(5,591,000)   $(195,000)
                                                       ===========    ===========    ==========
NET LOSS ALLOCABLE TO:
  General Partner....................................  $  (50,000)    $  (56,000)    $  (2,000)
                                                       ===========    ===========    ==========
  Limited Partners...................................  $(4,922,000)   $(5,535,000)   $(193,000)
                                                       ===========    ===========    ==========

   The accompanying notes are an integral part of these Financial Statements.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                 1995, 1994 AND 1993
                                                       ---------------------------------------
                                                        GENERAL       LIMITED
                                                        PARTNER       PARTNER         TOTAL
                                                       ---------     ----------     ----------
Balance, December 31, 1992...........................  $(340,000)    $49,460,000    $49,120,000
  Net loss...........................................     (2,000)      (193,000)      (195,000)
  Distributions......................................    (19,000)    (1,868,000)    (1,887,000)
                                                        --------     -----------    -----------
Balance, December 31, 1993...........................   (361,000)    47,399,000     47,038,000
  Net loss...........................................    (56,000)    (5,535,000)    (5,591,000)
  Distributions......................................    (15,000)    (1,469,000)    (1,484,000)
                                                        --------     -----------    -----------
Balance, December 31, 1994...........................   (432,000)    40,395,000     39,963,000
  Net loss...........................................    (50,000)    (4,922,000)    (4,972,000)
  Distributions......................................     (8,000)      (759,000)      (767,000)
                                                        --------     -----------    -----------
Balance, December 31, 1995...........................  $(490,000)    $34,714,000    $34,224,000
                                                        ========     ===========    ===========

   The accompanying notes are an integral part of these Financial Statements.

                      DAMON/BIRTCHER REALTY INCOME FUND-I

                            STATEMENTS OF CASH FLOWS

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1995            1994            1993
                                                      -----------     -----------     -----------
Cash flows from operating activities:
Net loss............................................  $(4,972,000)    $(5,591,000)    $  (195,000)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization.....................    2,069,000       2,241,000       2,326,000
  Adjustment to carrying value of real estate.......    4,770,000       5,500,000              --
Changes in:
  Accounts receivable...............................       41,000          58,000          33,000
  Due from affiliate................................           --              --          21,000
  Accrued rent receivable...........................      (27,000)       (150,000)       (179,000)
  Prepaid expenses and other assets.................     (213,000)       (191,000)       (175,000)
  Accounts payable and accrued liabilities..........      109,000          62,000         (42,000)
                                                      -----------     -----------     -----------
Net cash provided by operating activities...........    1,777,000       1,929,000       1,789,000
                                                      -----------     -----------     -----------
Cash flows from investing activities:
  Investments in real estate........................   (1,188,000)       (710,000)       (689,000)
                                                      -----------     -----------     -----------
Cash flows from financing activities:
  Principal payments on secured loan payable........     (169,000)       (155,000)       (560,000)
  Distributions.....................................     (767,000)     (1,484,000)     (1,887,000)
                                                      -----------     -----------     -----------
Net cash used in financing activities...............     (936,000)     (1,639,000)     (2,447,000)
Net decrease in cash and cash equivalents...........     (347,000)       (420,000)     (1,347,000)
                                                      -----------     -----------     -----------
Cash and cash equivalents, beginning of year........      648,000       1,068,000       2,415,000
                                                      -----------     -----------     -----------
Cash and cash equivalents, end of year..............  $   301,000     $   648,000     $ 1,068,000
                                                      ===========     ===========     ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Interest.......................................  $   289,000     $   303,000     $   357,000
                                                      ===========     ===========     ===========
  Non-cash transactions:
     Repayment of secured loan payable in
       1993 -- see Note 5

   The accompanying notes are an integral part of these Financial Statements.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION AND OPERATIONS

     Damson/Birtcher Realty Income Fund-I (the "Partnership") is a limited partnership formed on May 7, 1984, under the laws of the Commonwealth of Pennsylvania, for the purpose of acquiring and operating income-producing retail, commercial and industrial properties. The General Partner of the Partnership is Damson/Birtcher Partners, a general partnership originally consisting of Equity Properties, Inc. ("EPI"), an indirect, wholly-owned subsidiary of Damson Oil Corporation and Birtcher Partners, a California general partnership. In December 1992, EPI withdrew as a general partner of the Damson/Birtcher Partners and LF Special Fund II, L.P. was added as a general partner of the General Partner. Under the terms of the General Partner's Partnership Agreement, Birtcher Partners or its affiliates, remains responsible for the day-to-day management of the Partnership's assets.

     In January 1993, the General Partner filed an Information Statement with the Securities and Exchange Commission seeking consent of the Limited Partners to amend the Partnership Agreement. On June 24, 1993, the Partnership completed its solicitation of written consent from its Limited Partners. A majority in interest of the Partnership's Limited Partners approved each of the proposals contained in the Information Statements, dated May 5, 1993. Those proposals have been implemented by the Partnership as contemplated by the Information Statement as amendments to the Partnership Agreement, and are reflected in these Financial Statements as such.

     The amendment modifies the Partnership Agreement to eliminate the General Partner's 10% subordinated interest in distributions of Distributable Cash (net cash from operations) and reduce its subordinated interest in such distributions from 10% to 1%. The amendment also modifies the Partnership Agreement to eliminate the General Partner's 10% subordinated interest in Sale or Financing Proceeds (net cash from sale or financing of Partnership property) and to reduce its subordinated interest in such proceeds from 15% to 1%. In lieu thereof, the Partnership Agreement now provides for the Partnership's payment to the General Partner of an annual asset management fee equal initially to .75% of the aggregate appraised value of the Partnership's properties. At January 1, 1995 and 1994 the portfolio was appraised at an aggregate value of approximately $40,505,000 (unaudited) and $47,060,000 (unaudited), respectively. The factor used to calculate the annual asset management fee will be reduced by .10% each year beginning after December 31, 1996 (e.g., from .75% in 1996 to .65% in 1997).

     The amendment modifies the Partnership Agreement to eliminate the subordination provisions with respect to future leasing fees payable under that subsection. The amendment also eliminated the deferred leasing fees earned by the General Partner or its affiliates (approximately $448,000 as of December 31, 1992) on or after the effective date of the amendment. Fees for future leasing services rendered by the General Partner or its affiliates will be payable by the Partnership on a current basis and would not be subordinated to the Limited Partners Preferred Return and Adjusted Invested Capital or any other amount.

     The amendment modifies the Partnership Agreement to eliminate the subordination provision with respect to future property disposition fees payable under that section. The amendment authorizes payment to the General Partner and its affiliates of the property disposition fee as earned. The fee would not be subordinated to the Limited Partners Preferred Return and Adjusted Invested Capital or any other amount.

     The disposition fees are to be paid to the General Partner or its affiliates in an amount equal to 50% of the competitive real estate brokerage commission that would be charged by unaffiliated third-parties providing comparable services in the area in which a property is located, but in no event more than three percent of the gross sale price of the property, and are to be reduced by the amount by which any brokerage or similar commissions paid to any unaffiliated third-parties in connection with the sale of property exceed three percent of the gross sale price. This amount is not payable, unless and to the extent that the sale price of the property in question, net of any other brokerage commissions (but not other costs of sale), exceeds the appraised value of the property as of January 1, 1993.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

     The amendment states that the Partnership is no longer authorized to pay the General Partner or its affiliates any insurance commissions or any property financing fees. No such commissions or fees have been paid or accrued by the Partnership since its inception.

     The amendment modifies the provisions of the Partnership Agreement regarding allocations of Partnership income, gain and other tax items between the General Partner and the Limited Partners primarily to conform to the changes in the General Partner's interest in distributions of Distributable Cash and Sale or Financing Proceeds, as defined, effected by the amendment.

     It is not anticipated that the adoption and implementation of the amendment will have any material adverse effect on future allocations of income, gain, loss or other tax items to the Limited Partners. However, if any of the Partnership's properties are sold for a gain, a special allocation to the General Partner would have the effect of reducing the amount of Sale or Financing Proceeds otherwise distributable to the Limited Partners and correspondingly increasing the amount of such distributions to be retained by the General Partner. The amount of such distributions to be affected would be approximately equal to any deficit balance in the General Partner's capital account in the Partnership at the time of the allocation.

     The Limited Partners have certain priorities in the allocation of cash distributions by the Partnership. Out of each distribution of net cash, the Limited Partners generally have certain preferential rights to receive payments that, together with all previous payments to them, would provide an overall 9% per annum (cumulative non-compounded) return (a "9% Preferential Return") on their investment in the Partnership. Any distributions not equaling this 9% Preferential Return in any quarter are to be made up in subsequent periods if and to the extent distributable cash is available.

     Distributable cash from operations is paid out each quarter in the following manner: 99% to the Limited Partners and 1% to the General Partner. These payments are made each quarter to the extent that there is sufficient distributable cash available.

     The Partnership began renovation of The Cornerstone, located in Tempe, Arizona in August 1995 and is scheduled to be completed during the first quarter of 1996. The General Partner currently estimates the cost of the planned capital improvements which include exterior facade modifications, hardscape and softscape changes and signage upgrades, to be approximately $1,200,000, plus $600,000 for tenant improvements and leasing commissions. To pay for a portion of these improvements and commissions the Partnership has temporarily suspended distributions to its Limited Partners.

     Sale or financing proceeds are to be distributed, to the extent available, as follows: (i) to the Limited Partners until all cash distributions to them amount to a 9% Preferential Return on their investment cumulatively from the date of their admission to the Partnership; (ii) then to the Limited Partners in an amount equal to their investment; and (iii) the remainder, 99% to Limited Partners and 1% to the General Partner.

     The unpaid 9% Preferential Return to the Limited Partners' aggregates $63,109,000 as of December 31, 1995.

     Income or loss for financial statement purposes is allocated 99% to the Limited Partners and 1% to the General Partner.

     The amendment modifies the Partnership Agreement so as to restrict the Partnership from entering into a future "Reorganization Transaction" (as defined in the amendment) sponsored by the General Partner or any of its affiliates unless such transaction is approved by a "supermajority" of at least 80% in interest of the Limited Partners and the General Partner. The amendment also prohibits the modification of this restriction on Reorganization Transactions without the approval of at least 80% in interest of the Limited Partners.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

     The Partnership's original investment objectives contemplated that it would hold its properties for a period of at least five years, with decisions about the actual timing of property sales or other dispositions to be left to the General Partner's discretion based on the anticipated remaining economic benefits of continued ownership and other factors.

     Although the current market for real estate is depressed, the General Partner is committed to selling the Partnership's properties as soon as reasonably practicable. To that end, the amendment mandates that the General Partner seek a vote of the Limited Partners no later than December 31, 1996 regarding the prompt liquidation of the Partnership in the event that properties with appraised values as of January 1993 which constituted at least one-half of the aggregate appraised value of all Partnership properties as of that date are not sold or under contract for sale by the end of 1996. In conjunction with the vote, the General Partner will provide an analysis and recommendation regarding the advisability of liquidating the Partnership.

     Over the past year, the General Partner has examined several alternative methods to achieve the Partnership's goal of selling the Partnership's properties and liquidating the Partnership at the earliest practicable time consistent with achieving reasonable value for the Limited Partners' investment. As explained in the Partnership's May 5, 1993 Information Statement, "achieving reasonable value" has meant for the Partnership to balance receiving higher sales prices per property than their 1993 values while at the same time not waiting forever to sell at a theoretical "top of the market." Alternatives under consideration by the General Partner may include a property-by-property liquidation or selling all of the properties as a single portfolio. The General Partner has had preliminary discussions regarding disposition, in whole or in part, of the Partnership's properties with various potential purchasers of some or all of the Partnership's portfolio.

     In connection with its consideration of these alternatives, the General Partner has decided to treat its properties as held for sale, instead of for investment, for financial statement purposes. In accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (see Note 2), the carrying value of these properties was evaluated to ensure that each property was carried on the Partnership's balance sheet at the lower of cost or fair value less selling costs. The General Partner estimated fair value for this purpose based on appraisals performed as of January 1, 1996. However, fair value can only be determined based upon sales to third parties, and sales proceeds could differ substantially.

     Based upon the General Partner's survey of the current marketplace, the General Partner believes, in fact, that in the relatively short term the Partnership's properties could generate sales prices that, in the aggregate, could be materially less than their aggregate appraised values based upon an "Investment Value" appraisal model. The amount of the possible variance between the aggregate appraised values and potential sales prices cannot be reliably estimated at this time, because of the numerous variables that could affect the sales prices, including but not limited to the time frame in which the properties must be sold, method of sale (property-by-property or single transaction), prevailing capitalization rates at which comparable properties are being sold at the time of the Partnership's sales, constantly changing local market conditions and the state of leasing negotiations and capital expenditures for the properties at the time of sale.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Carrying Value of Real Estate

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("FAS 121"). This Statement requires that if the General Partner believes factors are present that may indicate longlived assets are impaired, the undiscounted cash flows, before debt service, related to the assets should be estimated. If these estimated cash flows are less than the carrying value of the asset, then

                      DAMSON/BIRTCHER REALTY INCOME FUND-I
impairment is deemed to exist. If impairment exists, the asset should be written down to the estimated fair value.

     Further, assets held for sale, including any unrecoverable accrued rent receivable or capitalized leasing commissions, should be carried at the lower of carrying value or fair value less estimated selling costs. Any adjustment to carrying value is recorded as a valuation allowance against property held for sale. Each reporting period, the General Partner will review their estimates of fair value, which may be decreased or increased up to the original carrying value. Finally, assets held for sale are no longer depreciated. The General Partner adopted FAS 121 at December 31, 1995 and the adoption did not have a material impact on the Partnership's operations or financial position as prior to December 31, 1995, the Partnership had not had any properties held for sale.

     As, noted above, as of December 31, 1995 the General Partner decided to account for the Partnership's properties as assets held for sale, instead of for investment. Assuming an average 12 month holding period, the General Partner compared the carrying value of each property to its appraised value as of January 1, 1996. If the carrying value of a property and certain related assets was greater than its appraised value, less selling costs, the General Partner reduced the carrying value of the property by the difference. Using this methodology, the General Partner determined that The Cornerstone, Ladera I Shopping Center, Terracentre, Arlington Executive Plaza, and Washington Technical Center had carrying values greater than they had appraised values, and therefore reduced their carrying values by $1,600,000, $560,000, $590,000, $1,250,000, and $770,000 to $9,032,000, $6,234,000, $2,397,000, $2,740,000, and
$2,612,000, respectively.

     Prior to the adoption of FAS 121, provision was made for impairment loss if the General Partner determined that the carrying amount of the Partnership's investment in a real estate asset was not recoverable. The General Partner obtained third party appraisals on the Partnership's properties as required by the Partnership Agreement. If these appraisals indicated that certain of the Partnership's properties had market values below their then-current carrying values, the General Partner considered the appraisals and analyzed the current and anticipated market conditions of the respective properties and determined if an impairment had occurred.

     At December 31, 1994, after evaluation of the Cornerstone Shopping Center Terracentre, and Oakpointe, the General Partner estimated a $5,500,000 impairment of value as compared to their respective carrying values.

  Cash and Cash Equivalents

     The Partnership invests its excess cash balances in short-term investments (cash equivalents). These investments are stated at cost, which approximates market, and consist of money market, certificates of deposit and other non-equity-type cash investments. Cash equivalents at December 31, 1995 and 1994, totaled $301,000 and $609,000, respectively. Cash equivalents are defined as temporary non-equity investments with original maturities of three months or less, which can be readily converted into cash and are not subject to changes in market value.

  Depreciation

     Through December 31, 1995, depreciation expense was computed using the straight-line method. Rates used in the determination of depreciation were based upon the following estimated useful lives:

                                                                           YEARS
                                                                          --------
            Buildings...................................................     30
            Building improvements.......................................  3 to 30

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

  Revenue Recognition

     Rental income pertaining to operating lease agreements which specify scheduled rent increases or free rent periods, is recognized on a straight-line basis over the period of the related lease agreement.

  Income Taxes

     Income taxes are not levied at the Partnership level, but rather on the individual partners; therefore, no provision or liability for Federal and State income taxes has been reflected in the accompanying financial statements.

     Following are the Partnership's assets and liabilities as determined in accordance with generally accepted accounting principles ("GAAP") and for federal income tax reporting purposes at December 31:

                                              1995                          1994
                                    -------------------------     -------------------------
                                    GAAP BASIS     TAX BASIS      GAAP BASIS     TAX BASIS
                                    ----------     ----------     ----------     ----------
                                                   (UNAUDITED)                   (UNAUDITED)
    Total Assets..................  $38,493,000    $55,330,000    $44,292,000    $59,659,000
    Total Liabilities.............  $4,269,000     $4,269,000     $4,329,000     $4,329,000

     Following are the differences between Financial Statement and tax return income:

                                                     1995           1994           1993
                                                  ----------     ----------     ----------
    Net loss per Financial Statements...........  $(4,972,000)   $(5,591,000)   $ (195,000)
    Adjustment to carrying value of real
      estate....................................   4,770,000      5,500,000             --
    Depreciation differences on investments in
      real estate...............................  (1,157,000)      (888,000)      (883,000)
    Other.......................................      85,000       (196,000)      (113,000)
                                                  -----------    -----------    -----------
    Taxable income (loss) per Federal tax return
      (unaudited)...............................  $(1,274,000)   $(1,175,000)   $(1,191,000)
                                                  ===========    ===========    ===========

  Significant Tenants

     Rental income from Certified Warehouse and Transfer Company, Inc., totaled $984,000 in 1995, 1994 and 1993, or approximately 17%, 16% and 15%, respectively, of the Partnership's total rental income. Rental income from FIserv, Inc. (formerly dba Citicorp CIR, Inc.) totaled $880,000 in 1995, $886,000 in 1994 and $916,000 in 1993, or approximately 15%, 14% and 14%, respectively, of the Partnership's total rental income.

  Earnings and Distributions Per Unit

     The Partnership Agreement does not designate investment interests in units. All investment interests are calculated on a "percent of Partnership" basis, in part to accommodate original reduced rates on sales commissions for subscriptions in excess of certain specified amounts. A Limited Partner who was charged a reduced sales commission or no sales commission was credited with proportionately larger Invested Capital and therefore had a disproportionately greater interest in the capital and revenues of the Partnership than a Limited Partner who paid commissions at a higher rate.

     As a result, the Partnership has no set unit value as all accounting, investor reporting and tax information is based upon each investor's relative percentage of Invested Capital. Accordingly, earnings or loss per unit is not presented in the accompanying financial statements.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

  Estimations

     The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain reclassifications have been made to conform prior year amounts to the 1995 presentation.

(3) TRANSACTIONS WITH AFFILIATES

     The Partnership has no employees and, accordingly, the General Partner and its affiliates perform services on behalf of the Partnership in connection with administering the affairs of the Partnership. The General Partner and affiliates are reimbursed for their general and administrative costs actually incurred and associated with services performed on behalf of the Partnership. For the years ended December 31, 1995, 1994 and 1993, the Partnership was charged with approximately $226,000, $191,000 and $182,000, respectively, of such expenses.

     On November 1, 1993, the General Partner elected to terminate the Partnership's property management agreement with an unaffiliated third party. On that date, the General Partner entered into a new property management agreement with Birtcher Properties, an affiliate of the General Partner. The contract encompasses terms at least as favorable to the Partnership as the terminated contract with the unaffiliated third party, and is terminable by the Partnership upon 60 days' notice to Birtcher Properties. Fees paid to the General Partner's affiliate for services are not to exceed 3% of the gross receipts from the properties under management. Such fees amounted to approximately $161,000 in 1995, $167,000 in 1994 and $32,000 in 1993. In addition, the affiliate of the General Partner received $321,000 in 1995, $303,000 in 1994 and $49,000 in 1993,
as reimbursement of costs for on-site property management personnel and other reimbursable costs.

     The amended Partnership Agreement provides for the Partnership's payment to the General Partner of an annual asset management fee equal to .75% of the aggregate appraised value of the Partnership's properties as determined by independent appraisal undertaken in January of each year. Such fees for the year ended December 31, 1995, 1994 and 1993, amounted to $304,000, $353,000 and
$351,000, respectively. In addition, the amended Partnership Agreement provides for payment to the General Partner of a leasing fee for services rendered in connection with leasing space in a Partnership property after the expiration or termination of any lease of such space including renewal options. Fees for leasing services for the year ended December 31, 1995, 1994 and 1993, amounted to $58,000, $24,000 and $47,000, respectively.

(4) COMMITMENTS AND CONTINGENCIES

  Litigation

     The Partnership is not a party to any material pending legal proceedings other than ordinary routine litigation incidental to its business. It is the General Partner's belief, that the outcome of these proceedings will not be material to the business, financial condition, or results of operations of the Partnership.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

  Future Minimum Annual Rentals

     The Partnership has determined that all leases which had been executed as of December 31, 1995, are properly classified as operating leases for financial reporting purposes. Future minimum annual rental income to be received under such leases as of December 31, 1995, are as follows:

                           YEAR ENDING DECEMBER 31,
                    --------------------------------------
                            1996..........................    $ 4,905,000
                            1997..........................      4,427,000
                            1998..........................      3,189,000
                            1999..........................      2,776,000
                            2000..........................      1,829,000
                          Thereafter......................      7,568,000
                                                              -----------
                                                              $24,694,000
                                                              ===========

     Certain of these leases also provide for, among other things: tenant reimbursements to the Partnership of certain operating expenses; payments of additional rents in amounts equal to a set percentage of the tenant's annual revenue in excess of specified levels; and escalations in annual rents based upon the Consumer Price Index.

(5) SECURED LOAN AGREEMENTS

     In September 1987, the Partnership borrowed $4,000,000 pursuant to a loan agreement secured by a First Deed of Trust on the Certified Distribution Center in Salt Lake City, Utah. That loan matured on October 1, 1990, however, the General Partner obtained a loan extension that was to mature December 1, 1993. On July 30, 1993, the Partnership obtained a new loan secured by a First Deed of Trust on the Certified Distribution Center in Salt Lake City, Utah. The new loan, in the amount of $3,500,000, carries a fixed interest rate of 9% per annum over a 13-year fully amortizing term. The Partnership's first payment of $38,000 was paid on September 1, 1993, with monthly installments due thereafter. Future principal payments to the lender under the loan as of December 31, 1995, are as follows:

                            YEAR ENDING DECEMBER 31,
                    -----------------------------------------
                            1996.............................  $  185,000
                            1997.............................     202,000
                            1998.............................     221,000
                            1999.............................     242,000
                            2000.............................     264,000
                          Thereafter.........................   2,002,000
                                                               ----------
                                                               $3,116,000
                                                               ==========

     The General Partner believes the fair value of this secured loan approximates the carrying value, based on the interest rate charged for the loan.

     In March 1996, the Partnership entered into a loan agreement pursuant to which it may borrow up to $1,500,000, evidenced by a note secured by a first deed of trust and financing statement on the Ladera I Shopping Center in Albuquerque, New Mexico. Pursuant to the note and loan agreement, until March 3, 1997 the Partnership is to pay interest only at the rate of 1% over prime (currently, the loan rate is 9.25%) on the amounts it borrows. Thereafter, the outstanding balance of all advances made under the note is to be converted to a fully amortizing loan payable in 24 equal monthly payments of principal plus accrued interest, commencing April 3, 1997. The Partnership has agreed to repay the loan from the first sale of the Partnership's property. The net proceeds of the foregoing loan are to be used to fund a portion of the

                      DAMSON/BIRTCHER REALTY INCOME FUND-I
renovation and tenant improvements at The Cornerstone and tenant improvements at Oakpointe, with any remainder added to the Partnership's working capital reserves.

(6) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following:

                                                            DECEMBER 31,
                                                      -------------------------
                                                         1995           1994
                                                      ----------     ----------
                Real estate taxes...................  $  799,000     $  759,000
                Accounts payable and other..........     354,000        285,000
                                                      ----------     ----------
                                                      $1,153,000     $1,044,000
                                                      ==========     ==========

(7) ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                         1995        1994        1993
                                                        -------     -------     -------
        Balance at beginning of year..................  $    --     $19,000     $26,000
        Additions charged to expense..................   63,000       4,000      17,000
        Write-offs....................................       --     (23,000)    (24,000)
                                                        -------     -------     -------
        Balance at end of year........................  $63,000     $    --     $19,000
                                                        =======     =======     =======

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                                  SCHEDULE III

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1995
                             (AMOUNTS IN THOUSANDS)

                                                                            COL. D
                                                  COL. C            -----------------------                COL. E
                                          -----------------------      COSTS CAPITALIZED      ---------------------------------
                                               INITIAL COST              SUBSEQUENT TO              GROSS AMOUNT AT WHICH
                                              TO PARTNERSHIP            THE ACQUISITION          CARRIED AT CLOSE OF PERIOD
         COL. A                                     (C)             -----------------------                  (B)
-------------------------     COL. B      -----------------------                  CARRYING   ---------------------------------
       DESCRIPTION         ------------             BUILDINGS AND                   COSTS               BUILDINGS AND    TOTAL
           (A)             ENCUMBRANCES    LAND     IMPROVEMENTS    IMPROVEMENTS   (D), (B)    LAND     IMPROVEMENTS      (E)
-------------------------  ------------   -------   -------------   ------------   --------   -------   -------------   -------
Washington
Technical Center,
Phase I
Renton, WA...............     $   --      $   865      $ 3,252         $1,084      $   (855)  $   859      $ 3,488      $ 4,347
Arlington
Executive Plaza
Arlington Heights, IL....         --        1,004        6,748          1,960        (3,650)      693        5,369        6,062
Certified
Distribution Center
Salt Lake City, UT.......      3,116        1,160        8,751             --            --     1,160        8,751        9,911
Ladera
Shopping Center,
Phase I
Albuquerque, NM..........         --        2,107        6,971            312          (570)    2,097        6,723        8,820
The Cornerstone
Tempe, AZ................         --        4,620       14,115          1,931        (5,800)    3,597       11,268       14,865
Terracentre
Denver, CO...............         --        1,458       19,939          2,079       (14,790)      491        8,195        8,686
Oakpointe
Arlington Heights, IL....         --        1,249        8,852          2,605        (1,112)    1,119       10,475       11,594
                              ------      -------      -------         ------      --------   -------      -------      -------
TOTAL....................     $3,116      $12,463      $68,628         $9,971      $(26,777)  $10,016      $54,269      $64,285
                              ======      =======      =======         ======      ========   =======      =======      =======


                              COL. F                   COL. I
         COL. A            ------------    COL. H    -----------
-------------------------  ACCUMULATED    --------   DEPRECIABLE
       DESCRIPTION         DEPRECIATION     DATE        LIFE
           (A)                 (E)        ACQUIRED       (F)
-------------------------  ------------   --------   -----------
Washington
Technical Center,
Phase I
Renton, WA...............    $  1,735     12/19/84     30 years
Arlington
Executive Plaza
Arlington Heights, IL....       3,322     02/15/85     30 years
Certified
Distribution Center
Salt Lake City, UT.......       3,135     04/02/85     30 years
Ladera
Shopping Center,
Phase I
Albuquerque, NM..........       2,586     05/10/85     30 years
The Cornerstone
Tempe, AZ................       5,833     07/19/85     30 years
Terracentre
Denver, CO...............       6,289     09/06/85     30 years
Oakpointe
Arlington Heights, IL....       4,389     09/18/85     30 years
                              -------
TOTAL....................    $ 27,289
                              =======

---------------

NOTE: Column G is not applicable.

See notes to schedule on following page.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                             NOTES TO SCHEDULE III

(a) For a description of the properties, see "Item 2. Properties."

(b) At December 31, 1995, the General Partner determined that The Cornerstone, Ladera I Shopping Center, Terracentre, Arlington Executive Plaza and Washington Technical Center had carrying values greater than they had appraised values less selling costs, and therefore provided a valuation allowance of $4,770,000 against property held for sale.

    At December 31, 1994, after evaluation of The Cornerstone, Terracentre, and Oakpointe, the General Partner estimated a $5,500,000 impairment of value as compared to their respective carrying values.

    The aggregate cost of land, buildings and improvements for Federal income tax purposes (unaudited) was $91,943,000 as of December 31, 1995. The difference between the aggregate cost of land, buildings and improvements for tax reporting purposes as compared to financial reporting purposes is primarily attributable to: (1) amounts received under rental agreements for non-occupied space, which were recorded as income for tax reporting purposes but were recorded as a reduction of the corresponding property basis for financial reporting purposes, and (2) the adjustments to the carrying value of the real estate for financial statement purposes have no effect for tax reporting purposes.

(c) The initial cost to the Partnership includes acquisition fees paid to the General Partner. The Partnership's cost has also been reduced by amounts received from sellers after acquisition under rental agreements for non-occupied space.

(d) Amounts represent funds received from sellers subsequent to acquisition under rental agreements for non-occupied space and include adjustments to carrying value of real estate.

(e)                       RECONCILIATION OF REAL ESTATE

                                                                DECEMBER 31,
                                                ---------------------------------------------
                                                   1995             1994             1993
                                                -----------      -----------      -----------
    Balance at beginning of year..............  $67,867,000      $72,657,000      $71,968,000
      Additions during the year:
         Improvements.........................    1,188,000          710,000          689,000
      Reductions during the year:
         Adjustment to the carrying value of
           real estate........................   (4,770,000)      (5,500,000)              --
                                                -----------      -----------      -----------
    Balance at end of year....................  $64,285,000      $67,867,000      $72,657,000
                                                ===========      ===========      ===========

                   RECONCILIATION OF ACCUMULATED DEPRECIATION

                                                                DECEMBER 31,
                                                ---------------------------------------------
                                                   1995             1994             1993
                                                -----------      -----------      -----------
    Balance at beginning of year..............  $25,396,000      $23,258,000      $21,045,000
      Depreciation expense....................    1,893,000        2,138,000        2,213,000
                                                -----------      -----------
    Balance at end of year....................  $27,289,000      $25,396,000      $23,258,000
                                                ===========      ===========

(f) Through December 31, 1995, depreciation expense was computed based upon the following estimated useful lives:

                                                                   YEARS
                                                                  --------
                    Buildings..................................         30
                    Building improvements......................    3 to 30

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The Partnership and the General Partner have no directors or executive officers. The General Partner of the Partnership is Damson/Birtcher Partners, a California general partnership of which Birtcher Partners, a California general partnership, and LF Special Fund II, L.P., a California limited partnership, are the general partners. Under the terms of the Partnership Agreement, Birtcher Partners is responsible for the day-to-day management of the Partnership's assets.

     The general partner of LF Special Fund II, L.P., is Liquidity Fund Asset Management, Inc., a California corporation affiliated with Liquidity Financial Group, L.P. The principals and officers of Liquidity Fund Asset Management, Inc. are as follows:

       - Richard G. Wollack, Chairman of the Board
       - Brent R. Donaldson, President
       - Deborah M. Richard, Chief Financial Officer

     The general partner of Birtcher Partners is Birtcher Investments, a California general partnership. Birtcher Investments' general partner is Birtcher Limited, a California limited partnership and its general partner is BREICORP, a California corporation. The principals and relevant officers of BREICORP are as follows:

       - Ronald E. Birtcher, Co-Chairman of the Board
       - Arthur B. Birtcher, Co-Chairman of the Board
       - Robert M. Anderson, Executive Director

ITEM 11. EXECUTIVE COMPENSATION

     The following table sets forth the fees, compensation and other expense reimbursements paid to the General Partner and its affiliates in all capacities for each year in the three-year period ended December 31, 1995.

                                                                YEARS ENDED DECEMBER 31,
                                                          ------------------------------------
                                                            1995          1994          1993
                                                          ---------     ---------     --------
General Partner's 1% share of distributable cash........  $   8,000     $  15,000     $ 19,000
Asset management fees...................................    304,000       353,000      351,000
Property management fees(1).............................    161,000       167,000       32,000
Leasing fees............................................     58,000        24,000       47,000
Property management expense reimbursements(1)...........    321,000       303,000       49,000
Other expense reimbursements............................    226,000       191,000      182,000
                                                          ----------    ----------    --------
          TOTAL.........................................  $1,078,000..  $1,053,000    $680,000
                                                          ==========    ==========    ========

---------------

(1) The General Partner did not provide property management services to the Partnership's properties through October 31, 1993, and consequently, the General Partner did not receive any similar compensation during the first ten months of 1993.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of January 31, 1996, there was no entity or individual holding more than 5% of the limited partnership interests of the Registrant.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information concerning transactions to which the Registrant was or is to be a party in which the General Partner or its affiliates had or are to have a direct or indirect interest, see Notes 1 and 3 to the Financial Statements in
Item 8, which information is incorporated herein by reference.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

a) 1. and 2. Financial Statements and Financial Statements Schedules:

     See accompanying Index to Financial Statements and Schedules to Item 8, which information is incorporated herein by reference.

3.  EXHIBITS:

     Articles of Incorporation and Bylaws

          (a) The Amended and Restated Agreement of Limited Partnership incorporated by reference to Exhibit A to the Partnership's prospectus contained in the Partnership's registration statement on Form S-11 (Commission File No. 2-91065), dated June 22, 1985, as supplemented filed under the Securities Act of 1933.

        10. Material Contracts

          (a) Revised Property Management Agreement dated April 2, 1985 between Birtcher Properties and the Registrant for Certified Distribution Center. Incorporated by reference to Exhibit 19(a)(4) of the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985. (SUPERSEDED)

          (b) Property Management Agreement dated May 10, 1985, between Birtcher Properties and the Registrant for Ladera Shopping Center. Incorporated by reference to Exhibit 19(a)(6) of the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985. (SUPERSEDED)

          (c) Property Management Agreement dated July 17, 1985, between Birtcher Properties and the Registrant for The Cornerstone. Incorporated by reference to Exhibit 19(a)(8) of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1985. (SUPERSEDED)

          (d) Property Management Agreement dated September 6, 1985, between Birtcher Properties and the Registrant for Terracentre. Incorporated by reference to Exhibit 19(a)(10) of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1985. (SUPERSEDED)

          (e) Property Management Agreement dated September 16, 1985, between Birtcher Properties and the Registrant for Oakpointe (formerly Lincoln Atrium Center). Incorporated by reference to Exhibit 19(a)(12) of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1985. (SUPERSEDED)

          (f) Property Management Agreement dated October 24, 1991, between Glenborough Management Corporation and the Registrant for Arlington Executive Plaza, Certified Distribution Center, The Cornerstone, Ladera-I Shopping Center, Oakpointe, Terracentre and Washington Technical Center. Incorporated by reference to Exhibit 1 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991. (SUPERSEDED)

          (g) Agreement for Partnership administrative services dated October 24, 1991, between Glenborough Management Corporation and the Registrant for the services described therein.

              Incorporated by reference to Exhibit 2 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991. (SUPERSEDED)

          (h) Property Management Agreement, dated October 29, 1993, between Birtcher Properties and the Registrant for Arlington Executive Plaza, Certified Distribution Center, The Cornerstone, Ladera-I Shopping Center, Oakpointe, Terracentre, and Washington Technical Center. Incorporated by reference to Exhibit 1 of the Partnership Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.

       (27) Financial Data Schedule

b) Reports on Form 8-K:

     None.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                        DAMSON/BIRTCHER REALTY INCOME FUND-I

By: DAMSON/BIRTCHER PARTNERS            By: BIRTCHER PARTNERS,
    (General Partner)                       a California general partnership

                                           By: BIRTCHER INVESTMENTS,
                                               a California general partnership,
                                               General Partner of Birtcher
                                               Partners

                                             By: BIRTCHER LIMITED,
                                                 a California limited
                                                 partnership,
                                                 General Partner of Birtcher
                                                 Investments

                                               By: BREICORP,
                                                   a California corporation,
                                                   formerly known as Birtcher
                                                   Real Estate Inc., General
                                                   Partner of Birtcher Limited

Date: March 30, 1996                              By: /s/ ROBERT M. ANDERSON
                                                    ----------------------------
                                                    Robert M. Anderson
                                                    Executive Director
                                                    BREICORP

                                        By: LF Special Fund II, L.P.,
                                            a California limited partnership

                                           By: Liquidity Fund Asset Management,
                                               Inc.,
                                               a California corporation, General
                                               Partner of LF Special
                                               Fund II, L.P.

Date: March 30, 1996                         By:    /s/ BRENT R. DONALDSON
                                               ---------------------------------
                                               Brent R. Donaldson
                                               President
                                               Liquidity Fund Asset
                                               Management, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of Damson/Birtcher Partners (General Partner of the Registrant) and in the capacities and on the dates indicated.

                   SIGNATURE                                CAPACITY                  DATE
-----------------------------------------------   ----------------------------   ---------------

            /s/ ARTHUR B. BIRTCHER                Co-Chairman of the Board --     March 30, 1996
-----------------------------------------------   BREICORP
              Arthur B. Birtcher

            /s/ RONALD E. BIRTCHER                Co-Chairman of the Board --     March 30, 1996
-----------------------------------------------   BREICORP
              Ronald E. Birtcher

            /s/ RICHARD G. WOLLACK                Chairman of Liquidity Fund      March 30, 1996
-----------------------------------------------   Asset Management, Inc.
              Richard G. Wollack

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

                   QUARTERLY REPORT UNDER SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                      FOR QUARTER ENDED SEPTEMBER 30, 1996

                         COMMISSION FILE NUMBER 0-13563

                    DAMSON/BIRTCHER REALTY INCOME FUND -- I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 PENNSYLVANIA                                   13-3264491
(STATE OR OTHER JURISDICTION OF INCORPORATION      (I.R.S. EMPLOYER IDENTIFICATION NO.)
                OR ORGANIZATION)

       27611 LA PAZ ROAD, P.O. BOX A-1,
          LAGUNA NIGUEL, CALIFORNIA                             92677-0100
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                                 (714) 643-7700
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      N/A
              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                         IF CHANGED SINCE LAST REPORT.)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 12(g), 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                Yes  X   No  ___

================================================================================

                      DAMSON/BIRTCHER REALTY INCOME FUND-I
                         QUARTERLY REPORT ON FORM 10-Q
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996

                                     INDEX

                                                                                         PAGE
                                                                                         ----
PART I.    FINANCIAL INFORMATION

Item 1.    Financial Statements

           Balance Sheets --
           September 30, 1996 (Unaudited) and December 31, 1995........................     3

           Statements of Operations (Unaudited) --
           Three and Nine Months Ended September 30, 1996 and 1995.....................     4

           Statements of Cash Flows (Unaudited) --
           Nine Months Ended September 30, 1996 and 1995...............................     5

           Notes to Financial Statements (Unaudited)...................................     6

Item 2.    Management's Discussion and Analysis of
           Financial Condition and Results of Operations...............................     8

PART II.   OTHER INFORMATION...........................................................    12

                         PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                                 BALANCE SHEETS

                                                                  SEPTEMBER 30,        DECEMBER 31,
                                                                       1996                1995
                                                                ------------------     ------------
                                                                   (UNAUDITED)            (NOTE)
ASSETS
Properties held for sale (net of valuation allowance of
  $6,640,000 in 1996 and $4,770,000 in 1995)..................     $ 37,033,000        $ 36,996,000
Cash and cash equivalents.....................................          215,000             301,000
Accounts receivable (net of allowance for doubtful accounts of
  $46,000 in 1996 and $63,000 in 1995)........................           39,000              43,000
Accrued rent receivable.......................................          487,000             443,000
Prepaid expenses and other assets.............................          706,000             710,000
                                                                    -----------         -----------
                                                                   $ 38,480,000        $ 38,493,000
                                                                    ===========         ===========
LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued liabilities......................     $    932,000        $  1,153,000
Secured loan(s) payable.......................................        3,679,000           3,116,000
                                                                    -----------         -----------
          Total liabilities...................................        4,611,000           4,269,000
                                                                    -----------         -----------
Partners' capital (deficit):
  Limited Partners............................................       34,363,000          34,714,000
  General Partner.............................................         (494,000)           (490,000)
                                                                    -----------         -----------
                                                                     33,869,000          34,224,000
Commitments and contingencies.................................               --                  --
                                                                    -----------         -----------
                                                                   $ 38,480,000        $ 38,493,000
                                                                    ===========         ===========

---------------

Note: The balance sheet at December 31, 1995 has been prepared from the audited financial statements as of that date.

   The accompanying notes are an integral part of these financial statements.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                    THREE MONTHS ENDED         NINE MONTHS ENDED
                                                       SEPTEMBER 30,             SEPTEMBER 30,
                                                  -----------------------   -----------------------
                                                     1996         1995         1996         1995
                                                  ----------   ----------   ----------   ----------
REVENUES
Rental income...................................  $1,590,000   $1,442,000   $4,737,000   $4,411,000
Interest income.................................       4,000       12,000        6,000       33,000
                                                  -----------  -----------  -----------  -----------
  Total revenues................................   1,594,000    1,454,000    4,743,000    4,444,000
                                                  -----------  -----------  -----------  -----------
EXPENSES
Operating expenses..............................     429,000      475,000    1,318,000    1,338,000
Real estate taxes...............................     230,000      257,000      568,000      709,000
Depreciation and amortization...................      56,000      505,000      140,000    1,510,000
General and administrative......................     230,000      243,000      708,000      728,000
Interest........................................      84,000       72,000      240,000      218,000
Adjustment to carrying value of real estate.....     335,000           --    1,870,000           --
                                                  -----------  -----------  -----------  -----------
  Total expenses................................   1,364,000    1,552,000    4,844,000    4,503,000
                                                  -----------  -----------  -----------  -----------
NET INCOME (LOSS)...............................  $  230,000   $  (98,000)  $ (101,000)  $  (59,000)
                                                  ===========  ===========  ===========  ===========
NET INCOME (LOSS) ALLOCABLE TO:
  General Partner...............................  $    2,000   $   (1,000)  $   (1,000)  $   (1,000)
                                                  ===========  ===========  ===========  ===========
  Limited Partners..............................  $  228,000   $  (97,000)  $ (100,000)  $  (58,000)
                                                  ===========  ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                         NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                     --------------------------
                                                                        1996            1995
                                                                     -----------     ----------
Cash flows from operating activities:
  Net loss.........................................................  $  (101,000)    $  (59,000)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
  Depreciation and amortization....................................      140,000      1,510,000
Adjustment to carrying value of real estate........................    1,870,000             --
Changes in:
  Additions to properties held for sale............................   (1,907,000)            --
  Accounts receivable..............................................        4,000         51,000
  Accrued rent receivable..........................................      (44,000)       (26,000)
  Prepaid expenses and other assets................................     (135,000)      (106,000)
  Accounts payable and accrued liabilities.........................     (221,000)        95,000
                                                                       ---------     ----------
Net cash (used in) provided by operating activities................     (394,000)     1,465,000
Cash flows from investing activities:
  Investments in real estate.......................................           --       (514,000)
                                                                       ---------     ----------
Net cash used in investing activities..............................           --       (514,000)
Cash flows from financing activities:
  Proceeds from secured loan.......................................      700,000             --
  Secured loan payments............................................     (137,000)      (125,000)
  Distributions....................................................     (255,000)      (766,000)
                                                                       ---------     ----------
Net cash provided by (used in) financing activities................      308,000       (891,000)
Net (decrease) increase in cash and cash equivalents...............      (86,000)        60,000
Cash and cash equivalents, beginning of period.....................      301,000        648,000
                                                                       ---------     ----------
Cash and cash equivalents, end of period...........................  $   215,000     $  708,000
                                                                       =========     ==========

   The accompanying notes are an integral part of these financial statements.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

                   NOTES TO FINANCIAL STATEMENTS -- UNAUDITED

(1) ACCOUNTING POLICIES

     The financial statements of Damson/Birtcher Realty Income Fund-I (the "Partnership") included herein have been prepared by the General Partner, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements include all adjustments which are of a normal recurring nature and, in the opinion of the General Partner, are necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Partnership's annual report on Form 10-K for the year ended December 31, 1995.

  Earnings Per Unit

     The Partnership Agreement does not designate investment interests in units. All investment interests are calculated on a "percent of Partnership" basis, in part to accommodate original reduced rates on sales commissions for subscriptions in excess of certain specified amounts.

     A Limited Partner who was charged a reduced sales commission or no sales commission was credited with proportionately larger Invested Capital and therefore had a disproportionately greater interest in the capital and revenues of the Partnership than a Limited Partner who paid commissions at a higher rate. As a result, the Partnership has no set unit value as all accounting, investor reporting and tax information is based upon each investor's relative percentage of Invested Capital. Accordingly, earnings or loss per unit is not presented in the accompanying financial statements.

  Carrying Value of Real Estate

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("FAS 121"). This Statement requires that if the General Partner believes factors are present that may indicate long-lived assets are impaired, the undiscounted cash flows, before debt service, related to the assets should be estimated. If these estimated cash flows are less than the carrying value of the asset, then impairment is deemed to exist. If impairment exists, the asset should be written down to the estimated fair value.

     Further, assets held for sale, including any unrecoverable accrued rent receivable or capitalized leasing commissions, should be carried at the lower of carrying value or fair value less estimated selling costs. Any adjustment to carrying value is recorded as a valuation allowance against property held for sale. Each reporting period, the General Partner will review its estimates of fair value, which may be decreased or increased up to the original carrying value. Finally, assets held for sale are no longer depreciated. The General Partner adopted FAS 121 at December 31, 1995 and the adoption did not have a material impact on the Partnership's operations or financial position, as prior to December 31, 1995, the Partnership had not had any properties held for sale.

     As noted above, as of December 31, 1995 the General Partner decided to account for the Partnership's properties as assets held for sale, instead of for investment. Assuming an average 12 month holding period, the General Partner compared the carrying value of each property to its appraised value as of January 1, 1996. If the carrying value of a property and certain related assets was greater than its appraised value, less selling costs, the General Partner reduced the carrying value of the property by the difference. Using this methodology, as of December 31, 1995, the General Partner determined that The Cornerstone, Ladera I Shopping Center, Terracentre, Arlington Executive Plaza and Washington Technical Center had carrying values greater than their appraised values, and accordingly reduced those carrying values by $1,600,000,

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

$560,000, $590,000, $1,250,000 and $770,000 to $9,032,000, $6,234,000,
$2,397,000, $2,740,000 and $2,612,000, respectively.

     For the three and nine months ended September 30, 1996, the Partnership spent an aggregate of approximately $335,000 and $1,870,000, respectively, related to tenant/building improvements and leasing commissions with respect to the aforementioned properties. Because these expenditures exceeded the estimate of fair value of each of those properties as of December 31, 1995, the General Partner adjusted the carrying value of the Partnership's portfolio by an aggregate of $1,870,000 for the nine months ending September 30, 1996.

(2) TRANSACTIONS WITH AFFILIATES

     The Partnership has no employees and, accordingly, the General Partner and its affiliates perform services on behalf of the Partnership in connection with administering the affairs of the Partnership. The General Partner and affiliates are reimbursed for their general and administrative costs actually incurred and associated with services performed on behalf of the Partnership. For the three months ended September 30, 1996 and 1995, the Partnership incurred approximately $49,000 and $49,000, respectively, of such expenses. For the nine months ended September 30, 1996 and 1995, such payments were $147,000 and $157,000 respectively.

     An affiliate of the General Partner provides property management services with respect to the Partnership's properties and receives a fee for such services not to exceed 3% of the gross receipts from the properties under management. Such fees amounted to approximately $46,000 and $39,000 for the three months ended September 30, 1996 and 1995, respectively, and $135,000 and $116,000 for the nine months ended September 30, 1996 and 1995. In addition, an affiliate of the General Partner received $89,000 and $79,000 for the three months ended September 30, 1996 and 1995, respectively, as reimbursement of costs of on-site property management personnel and other reimbursable costs. For the nine months ended September 30, 1996 and 1995, such payments were $284,000 and $243,000, respectively.

     As previously reported, on June 24, 1993, the Partnership completed its solicitation of written consent from its Limited Partners. A majority in interest of the Partnership's Limited Partners approved each of the proposals contained in the Information Statement dated May 5, 1993. Those proposals have been implemented by the Partnership as contemplated by the Information Statement as amendments to the Partnership Agreement, and are reflected in these financial statements as such.

     The Amended Partnership Agreement provides for the Partnership's payment to the General Partner of an annual asset management fee equal to .75% of the aggregate appraised value of the Partnership's properties as determined by independent appraisal undertaken in January of each year. Such fees for the three months ended September 30, 1996 and 1995, amounted to $76,000 and $76,000, respectively. For the nine months there ended, such fees amounted to $227,000 and $228,000, respectively.

     In addition, the Amended Partnership Agreement provides for payment to the General Partner of a leasing fee for services rendered in connection with leasing space in a Partnership property after the expiration or termination of leases. Fees for leasing services for the three months ended September 30, 1996 and 1995, amounted to $5,000 and $21,000, respectively, and for the nine months there ended they amounted to $13,000 and $28,000, respectively.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

(3) COMMITMENTS AND CONTINGENCIES

  Litigation

     The Partnership is not a party to any material pending legal proceedings other than ordinary routine litigation incidental to its business. It is the General Partner's belief that the outcome of these proceedings will not be material to the business or financial condition of the Partnership.

(4) SUBSEQUENT EVENTS

     In August 1996, the General Partner entered into a contract to sell Arlington Executive Plaza for $3,041,250. The property is currently in escrow and is scheduled to close on or before November 30, 1996. Proceeds from the sale will be used to retire the existing debt on Ladera-I Shopping Center (approximately $700,000) with any remainder being distributed to the Limited Partners.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     Since completion of its acquisition program in September 1985, the Partnership has been engaged primarily in the operation of its properties. The Partnership's objective has been to hold its properties as long-term investments, although properties may be sold at any time depending upon the General Partner's judgment of the anticipated remaining economic benefits of continued ownership. Working capital is and will be provided principally from the operation of the Partnership's properties and the working capital reserve established for the properties. The Partnership may incur mortgage indebtedness relating to such properties by borrowing funds primarily to fund capital improvements or to obtain financing proceeds for distribution to the partners.

     On July 30, 1993, the Partnership obtained a loan secured by a First Deed of Trust on the Certified Distribution Center in Salt Lake City, Utah. The loan, in the amount of $3,500,000, carries a fixed interest rate of 9% per annum over a 13-year fully amortizing term. The Partnership's first payment of $38,138.82 was paid on September 1, 1993, with monthly installments due thereafter. Proceeds from that loan, along with $500,000 of Partnership cash reserves, were used to retire the Partnership's then existing debt of $4,000,000.

     In March 1996, the Partnership entered into a loan agreement pursuant to which it may borrow up to $1,500,000, evidenced by a note secured by a first deed of trust and financing statement on the Ladera-I Shopping Center in Albuquerque, New Mexico. Pursuant to the note and loan agreement, until March 3, 1997 the Partnership is to pay interest only at the rate of 1% over prime (currently, the loan rate is 9.25%) on the amounts it borrows. Thereafter, the outstanding balance of all advances made under the note is to be converted to a fully amortizing loan payable in 24 equal monthly payments of principal plus accrued interest, commencing April 3, 1997. The Partnership has agreed to repay the loan from the first sale of the Partnership's property. The net proceeds of the foregoing loan are to be used to fund a portion of the renovation and tenant improvements at The Cornerstone and tenant improvements at Oakpointe, with any remainder added to the Partnership's working capital reserves. As of September 30, 1996, the Partnership had borrowed $700,000 pursuant to the aforementioned loan agreement to fund a portion of the renovation at The Cornerstone Shopping Center, which was completed during the second quarter of 1996. There will be additional costs for tenant improvements as the vacant space in the center is leased.

     Certain of the Partnership's properties are not fully leased. The Partnership is actively marketing the vacant space in these properties, subject to the competitive environment in each of their respective market areas. To the extent the Partnership is not successful in maintaining or increasing occupancy levels at these properties, the Partnership's future cash flow may be reduced.

                      DAMSON/BIRTCHER REALTY INCOME FUND-I

     Distributions through September 30, 1996 represent cash flow generated from operations of the Partnership's properties and interest earned on the temporary investment of working capital net of capital reserve requirements. Future cash distributions will be made principally to the extent of cash flow attributable to operations and sales of the Partnership's properties and interest earned on the investment of capital reserves, after loan repayments, capital improvements and providing for future capital reserves.

     In accordance with the terms of the Partnership Agreement, each year the Partnership secures an independent appraisal of each of the Partnership's properties as of January 1. Prior to the January 1, 1995 appraisals, the independent appraiser had estimated each property's "Investment Value," utilizing a seven to ten-year cash flow model to estimate value based upon an income approach.

     The Amendment to the Partnership Agreement consented to by the Limited Partners in June 1993 mandated, among other things, that the General Partner seek a vote of (and provide an analysis and recommendation to) the Limited Partners no later than December 31, 1996 regarding the prompt liquidation of the Partnership in the event that properties with (then) current appraised values (constituting at least one-half of the total (then) current appraised values) of all of the Partnership's properties are not sold or under contract for sale by the end of 1996.

     Given that mandate, the General Partner requested that the appraiser provide an assessment of value that reflects a shorter investment holding term. Although the General Partner does not currently have a specific liquidation plan for the Partnership's properties, it requested that the appraiser assume that the entire portfolio would be sold over four years, in connection with the January 1995 appraisals and over three years in connection with the January 1996 appraisals.

     Using the shorter-term investment methodology that is consistent with the mandate of the 1993 Amendment to the Partnership Agreement, the appraiser estimated the value of the Partnership's properties at January 1, 1996 to be $40,390,000, or $4,155 per $10,000 original investor subscription.

     Over the past year, the General Partner has examined several alternative methods to achieve the Partnership's goal of selling properties and liquidating the Partnership at the earliest practicable time consistent with achieving reasonable value for the Limited Partners' investment. As explained in the Partnership's May 5, 1993 Information Statement, "achieving reasonable value" has meant for the Partnership to balance receiving higher sales prices per property than their 1993 values while at the same time not waiting forever to sell at a theoretical "top of the market." Alternatives under consideration by the General Partner may include a property-by-property liquidation or selling all of the properties as a single portfolio. The General Partner has had preliminary discussions regarding disposition, in whole or in part, of the Partnership's properties with various potential purchasers of some or all of the Partnership's portfolio.

     In connection with its consideration of these alternatives, the General Partner has decided to treat its properties as held for sale, instead of for investment, for financial statement purposes. In accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the carrying value of these properties was evaluated to ensure that each property was carried on the Partnership's Balance Sheet at the lower of cost or fair value less estimated selling costs. The General Partner estimated fair value for this purpose based on appraisals performed as of January 1, 1996. However, fair value can only be determined based upon sales to third parties and sales proceeds could differ substantially.

     Based upon the General Partner's survey of the current marketplace, the General Partner believes, in fact, that in the relatively short term the Partnership's properties could generate sales prices that, in the aggregate, could be materially less than their aggregate appraised values based upon an "Investment Value" appraisal model. The amount of the possible variance between the aggregate appraised values and potential sales prices cannot be reliably estimated at this time, because of the numerous variables that could affect the

                      DAMSON/BIRTCHER REALTY INCOME FUND-I
sales prices, including but not limited to the time frame in which the properties must be sold, method of sale (property-by-property or single transaction), prevailing capitalization rates at which comparable properties are being sold at the time of the Partnership's sales, constantly changing local market conditions and the state of leasing negotiations and capital expenditures for the properties at the time of sale.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED WITH THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED WITH THE NINE MONTHS ENDED SEPTEMBER 30, 1995

     The increases in rental income for the three and nine months ended September 30, 1996, as compared to the corresponding periods in 1995, were primarily attributable to the increase's in revenue at Oakpointe, Terracentre and Arlington Executive Plaza. At Oakpointe, a new lease was successfully negotiated with Symbol Technologies, Inc, encompassing 22,801 square feet, for a five year term effective in February 1996. In addition, a new lease was negotiated at Terracentre with Ragland Design Group, Inc., in July 1996, encompassing 1,194 square feet for a three year term. At Arlington Executive Plaza, new leases were successfully negotiated with Dawes Laboratories encompassing 4,832 square feet in October 1995, Drs. Jessen, Wesley & Assoc., encompassing 1,620 square feet in November 1995, Tony Stallone Produce Co., encompassing 741 square feet in February 1996 and Associates in Psychotherapy encompassing 1,724 square feet in July 1996.

     The decrease in interest income from 1995 to 1996 was attributable to a decrease in the average level of working capital available for short term investments.

     The decrease in real estate taxes for the three months ended September 30, 1996, as compared to the corresponding period in 1995 was primarily a result of a decrease in real estate taxes at The Cornerstone.

     The decrease in real estate taxes for the nine months ended September 30, 1996, as compared to the corresponding period in 1995, was primarily a result of successful tax appeals at Arlington Executive Plaza and Oakpointe.

     The decrease in operating expenses for the three months ended September 30, 1996, as compared to the corresponding period in 1995, resulted from several factors. At The Cornerstone, legal and professional fees were reduced by $25,000. At Arlington Executive Plaza, general building repair and maintenance, electricity and painting costs decreased ($9,000). In addition, general building repair and maintenance, electricity and space planning costs decreased at Terracentre ($12,000) during the period.

     The decrease in operating expenses for the nine months ended September 30, 1996, as compared to the corresponding period in 1995, was primarily attributable to a decrease in utility costs, advertising and space planning at The Cornerstone ($29,000).

     The decreases in depreciation and amortization expenses for the three and nine months ended September 30, 1996 as compared to the corresponding periods in 1995 were attributable to the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," pursuant to which assets held for sale are no longer depreciated.

     For the nine months ended September 30, 1996, the carrying value of the Partnership's portfolio was reduced by $1,870,000, which is representative of the amount spent on building improvements, tenant improvements, leasing commissions and other related assets at The Cornerstone, Ladera-I Shopping Center, Terracentre, Arlington Executive Plaza and Washington Technical Center during the period.

     General and administrative expenses for the nine months ended September 30, 1996 and 1995, include charges of $387,000 and $414,000, respectively, from the General Partner and its affiliates for services

                      DAMSON/BIRTCHER REALTY INCOME FUND-I
rendered in connection with administering the affairs of the Partnership and operating the Partnership's properties. Also included in general and administrative expenses for the nine months ended September, 1996 and 1995, are direct charges of $321,000 and $314,000, respectively, relating to audit fees, tax preparation fees, legal fees and professional services, liability insurance expenses, costs incurred in providing information to the Limited Partners and other miscellaneous costs.

     The decreases in general and administrative expenses for the three and nine months ended September 30, 1996, as compared to the corresponding periods in 1995, were primarily attributable to a decrease in leasing fees and appraisal fees. The aforementioned decreases were partially offset by an increase in professional services.

     The increases in interest expenses for the three and nine months ended September 30, 1996, as compared to the corresponding periods in 1995, were attributable to a new loan arrangement that commenced in March 1996. Pursuant to that arrangement, the Partnership borrowed $700,000 for which it is paying interest only at 1% over the prime rate (currently 9.25%) on the outstanding principal. Such interest amounted to $16,000 and $34,000 for the three and nine months ended September 30, 1996, respectively.

                           PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

     So far as is known to the General Partner, neither the Partnership nor its properties are subject to any material pending legal proceedings.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

     a) EXHIBITS:

        27 -- Financial Data Schedule

     b) REPORTS ON FORM 8-K:

        None filed in quarter ended September 30, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                        DAMSON/BIRTCHER REALTY INCOME FUND-I

By: DAMSON/BIRTCHER PARTNERS            By: BIRTCHER PARTNERS,
    (General Partner)                       a California general partnership

                                           By: BIRTCHER INVESTMENTS,
                                             a California general partnership,
                                             General Partner of Birtcher
                                               Partners

                                             By: BIRTCHER LIMITED,
                                               a California limited partnership,
                                               General Partner of Birtcher
                                                 Investments

                                               By: BREICORP,
                                                 a California corporation,
                                                 formerly known as Birtcher
                                                 Real Estate Inc., General
                                                 Partner of Birtcher Limited

Date: November 12, 1996                           By: /s/ ROBERT M. ANDERSON
                                                    ----------------------------
                                                    Robert M. Anderson
                                                    Executive Director
                                                    BREICORP

                                        By: LF Special Fund II, L.P.,
                                           a California limited partnership

                                           By: Liquidity Fund Asset Management,
                                               Inc.,
                                             a California corporation, General
                                             Partner of LF Special Fund II, L.P.

Date: November 12, 1996                      By:    /s/ BRENT R. DONALDSON
                                               ---------------------------------
                                               Brent R. Donaldson
                                               President
                                               Liquidity Fund Asset
                                               Management, Inc.

CONSENT                                                                 CONSENT


                      DAMSON/BIRTCHER REALTY INCOME FUND-I

THIS CONSENT is solicited by and on behalf of the Partnership. The General Partner recommends a vote "FOR" the Proposal.

THIS CONSENT WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW. IF NO INSTRUCTIONS ARE INDICATED, BY YOUR SIGNATURE BELOW YOU WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL AS RECOMMENDED BY THE GENERAL PARTNER.

A consent to a Proposal also will constitute your consent to all actions necessary to consummate all transactions with respect to the Proposal contemplated by the Consent Solicitation.

PLEASE MARK THE APPROPRIATE BOX:

        With the General Partner's recommendation to dissolve the Partnership and seek to sell and liquidate the remaining Partnership properties and wind up the Partnership as soon as is practicable, consistent with selling the Partnership's properties to the best advantage under the circumstances, I vote:

          / /  FOR                / /  AGAINST            / /  ABSTAIN











The undersigned acknowledges receipt of the Consent Solicitation dated February 18, 1997 pertaining to the Proposal.


                                                Dated:__________________, 1997

                                                ______________________________
                                                         Signature

                                                ______________________________
                                                 Signature (if held jointly)

                                                ------------------------------
                                                             Title

                                                Please sign exactly as name
                                                appears hereon. When interests
                                                are held by joint accounts, both
                                                should sign. When signing as an
                                                attorney, an executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in name by President
                                                or other authorized officer. If
                                                a Partnership, please sign in
                                                partnership name by authorized
                                                person.


PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE TO: The Herman Group, Inc., 2128 San Jacinto Street, 26th Floor, Dallas, Texas 75201. If you have any questions, please call the Investor Relations Department at (800) 657-8844 or (214) 999-9593.